An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Telco Cuba, INC.

300,000,000 SHARES OF COMMON STOCK

Telco Cuba, Inc. (“we” or the “Company”) is offering for sale a maximum of 260,000,000 shares of its common stock at a fixed price of $.005 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. The Selling Security Holder is offering for sale 40,000,000 shares of its common stock at a fixed price of $.005 per share. The Offering will terminate upon the earlier of the sale of all 300,000,000 shares being offered, or one year after the offering statement is qualified by the Securities and Exchange Commission.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Prior to this qualification, there has been only a limited public trading market for the common stock of the Company. Our shares trade under the symbol QBAN on OTC Pink (Pink Sheets).

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

Common Stock Offered By	Number of Shares	Price to Public	Underwriting discount and commissions(1)	Proceeds to Company (2)
The Company	260,000,000	$.005	$-	$1,300,000
William J Sanchez (3)	40,000,000	$.005	$-	$0

(1)	We may offer shares through registered broker dealers. We may pay finders, but information as to the finder or brokers must be disclosed in an amendment to this offering circular.

(2)	Does not include expenses of the offering estimated at $65,000. See “Plan of Distribution.”

(3)	Common shares offered by	Total common shares owned	Common Shares offered	Common Shares after offering	% Of OS
	William J Sanchez	59,382,857	40,000,000	19,382,857	0.55

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

454 South Yonge Street, Suite 7C, Ormond Beach, FL 32174

(305) 747-7647; www.telcocuba.com

 The date of this Preliminary Offering Circular is February 28, 2022

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

Telco Cuba, Inc., originally Sungro Minerals, Inc. (“we”, or “the Company”), was incorporated in Nevada in 2007. We are a company specializing in the acquisition of high value technology related companies, currently comprised of the following subsidiaries: Amgentech, Inc. - Provides software development, colocation, hosting and infrastructure services; Naked Papers Brands, Inc. - Sells and distributes a high-end brand of tobacco rolling paper to consumers; Advanced Satellite Systems, Inc. - Provides Cable television, Internet, and VoIP phone service in Volusia and Flagler County, FL.

We provide these companies both 1) the enhanced ability to raise money for operations or expansion, and 2) an equity exits and liquidity strategy for the owner, heirs, and/or investors.

 We expect to use the proceeds of this offering to expand our acquisition opportunities and for growth as well as general and administrative expenses. See “Use of Proceeds.”

 Our business office is located at 454 South Yonge Street, Suite 7C, Ormond Beach, FL 32174. Our telephone number is (305) 747-7647.

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Summary of the Offering

Securities Offered	260,000,000 shares of Common Stock by the Company and 40,000,000 shares of Common Stock by William J Sanchez, President.

Offering price per Share	$.005 per share of Common Stock.

Number of shares outstanding before the offering of common shares	7,259,394,066 shares of Common Stock as of the date hereof, and 268,440,000 shares issuable upon conversion of outstanding preferred stock.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	7,259,694,066 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Market for the common shares	There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol QBAN.

Use of proceeds	The Company intends to use the proceeds of this offering for acquisition opportunities, and for general and administrative purposes. See “Use of Proceeds” section for details.

Termination of the offering	The offering will conclude upon the earlier of the sale of all 300,000,000 shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

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FINRA NAME CHANGE ISSUE

The Company took all action required under Nevada law to change its name from Telco Cuba, Inc. to Solidus Communications, Inc. as of June 14, 2021.  It filed an application with FINRA on June 14, 2021 to change its name under Federal law and FINRA has denied that application, subject to a right of appeal.  FINRA offered various rationales for their action citing shareholder protection and stock market integrity, and required the Company to audit and file with the SEC certain older Forms 10-K.   We will have those audits conducted and make those filings in order to obtain FINRA approval of our name change application.  Upon such approval we will amend our SEC filings for this Offering to reflect that it is thereafter being conducted by Solidus Communications, Inc.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR BUSINESSES

Risks Related to Our Amgentech Subsidiary.

Our revenues are difficult to predict and can vary significantly from period-to-period.

Our revenues are difficult to predict and can vary significantly from period-to-period, which could cause our share price to decline. Therefore, period-to-period comparisons of the results of our operations should not be relied upon as an indication of our future performance. It is possible that in the future, our results of operations may be below the expectations of our investors or our own guidance, which could cause the price of our parent company common shares to decline.

Spending on technology products and services by our clients and prospective clients is subject to fluctuations depending on many factors, including both the economic and regulatory environment in the markets in which they operate.

The technology and IT budgets of our clients are frequently impacted as a result of economic slowdown or uncertainties in the markets in which they operate. Reductions in IT spending arising from or related to economic slowdown in the markets in which our clients operate have in the past adversely impacted, and may in the future adversely impact, our revenues, gross profits, operating margins and results of operations.

Increased regulation, changes in existing regulation or increased government intervention in the industries in which our clients operate may adversely affect the growth of their respective businesses and may reduce demand for our services or cause us to incur additional costs in our processes or personnel, thereby negatively affecting our business, results of operations and financial condition. Our clients may be subject to stringent compliance requirements, including privacy and security standards for handling data, which could impact the manner in which we provide our services.

Further, regulators have imposed guidelines for use of cloud computing services that mandate specific controls or require financial services enterprises to obtain regulatory approval prior to outsourcing certain functions.

Reduced or delayed IT spending may also lead to our clients cancelling ongoing projects with us, requesting pricing discounts or consolidating the technology service providers that they partner with. In the past such events have adversely impacted our utilization rates, the revenue earned per billed person month, the competitiveness of our proposals and our gross margins.

A large part of our revenues are dependent on our limited number of clients, and the loss of any one of our major clients could significantly impact our business.

We have historically earned, and believe that in the future we will continue to earn, a significant portion of our revenues from a limited number of clients.

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During the 9 months ended August 31, 2021 and 2020, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 90% or more of the Company’s total revenue, respectively.

The volume of work we perform for different clients may vary from year to year depending on the discretion of our clients. Thus, a major client in one year may not provide the same level of revenues in a subsequent year. There are a number of factors, other than our performance, that could cause the loss of a client or reduction of business from a client. In certain cases, our business may be impacted when a large client either changes its outsourcing strategy by moving more work in-house or replacing its existing software with packaged software supported by the licensor. Reduced technology spending in response to a challenging economic or competitive environment may also result in our loss of a client. If we lose one of our major clients or if one of our major clients significantly reduces its volume of business with us, our revenues and profitability could be adversely affected.

On January 18, 2022 the company entered into a services agreement with Jace, Inc. in which a monthly subscription is commenced for a period of 24 months, evergreen renewals after the first 24-month period are over. A performance clause is included as a cancelation catalyst with a three-month period. Before this agreement, there was no agreement in place as a result of COVID related downturn in customers business. A copy of this agreement is attached as Exhibit 10.2.

We may not be able to provide end-to-end business solutions for our clients, which could lead to clients discontinuing their work with us, which in turn could harm our business.

In recent years, we have been expanding the nature and scope of our client engagements by extending the breadth of solutions and services that we offer, which include, for example, software applications, automation solutions, digital design and analytics services, engineering services, cloud related services, application development and maintenance, consulting, business process management, systems integration and security and infrastructure management.

The increased breadth of our service offerings may result in larger and more complex client projects. This will require us to establish closer relationships with our clients and potentially with other technology service providers and vendors, and require a more thorough understanding of our clients’ operations. Our ability to establish these relationships will depend on a number of factors including the proficiency of our technology professionals and our management personnel. Thus, if we are unable to attain a thorough understanding of our clients’ operations, our service offerings may not effectively meet client needs and jeopardize our client engagements, which may negatively impact our revenues and financial condition.

Larger projects often involve multiple components, engagements or stages, and a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements for various reasons unrelated to the quality of our services and outside of our control, such as the business or financial condition of our clients or the economy in general. These terminations, cancellations or delays may make it difficult to plan for project resource requirements, which may have a negative impact on our profitability.

Additionally, the business departments of our clients are increasingly making or influencing technology-related buying decisions. If we are unable to establish business relationships with these new buying centers, or if we are unable to articulate the value of our technology services to these business functions, our revenues may be adversely impacted.

Intense competition in the market for technology services could affect our win rates and pricing, which could reduce our market share and decrease our revenues and/or our profits.

Our revenues and profits depend, in part, upon the continued demand for our services by our existing and new clients and our ability to meet this demand in a competitive and cost-effective manner. The technology services market is highly competitive. Our competitors include large global consulting firms, India-based technology services firms, software and solution providers, niche service providers and in-house IT departments of large corporations.

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The technology services industry is experiencing rapid changes that are affecting the competitive landscape, including recent divestitures and acquisitions that have resulted in consolidation within the industry. These changes may result in larger competitors with significant resources or competitors with more competitive service offerings in emerging areas of demand, such as digital design, cloud-based solutions and cyber security. In addition, some of our competitors have added offshore capabilities to their service offerings. These competitors may be able to offer their services using the offshore and onsite model more efficiently. Many of these competitors are also substantially larger than us and have significant experience with international operations. We may face competition in countries where we currently operate, as well as in countries in which we expect to expand our operations. We also expect additional competition from technology services firms with current operations in other countries, such as China and the Philippines. Many of our competitors have significantly greater financial, technical and marketing resources, generate greater revenues, have more extensive existing client relationships and technology partnerships and have greater brand recognition than we do. We may be unable to compete successfully against these competitors, or may lose clients to these competitors.

Additionally, our ability to compete effectively also depends in part on factors outside our control, such as the price at which our competitors offer comparable services, and the extent of our competitors’ responsiveness to their clients’ needs.

Moreover, our ability to maintain or increase pricing is restricted as clients often expect that as we do more business with them, they will receive volume discounts or lower rates. In addition, existing and new customers are also increasingly using third-party consultants with broad market knowledge to assist them in negotiating contractual terms. Any inability to maintain or increase pricing on account of this practice may also adversely impact our revenues, gross profits, operating margins and results of operations.

Our engagements with customers are typically singular in nature and do not necessarily provide for subsequent engagements.

Our clients generally retain us on a short-term, engagement-by-engagement basis in connection with specific projects, rather than on a recurring basis under long-term contracts. Although a substantial majority of our revenues are generated from repeat business, which we define as revenues from a client who also contributed to our revenues during the prior fiscal year, our engagements with our clients are typically for projects that are singular in nature. Therefore, we must seek out new engagements when our current engagements are successfully completed or terminated, and we are constantly seeking to expand our business with existing clients and secure new clients for our services. In addition, in order to continue expanding our business, we may need to significantly expand our sales and marketing group, which would increase our expenses and may not necessarily result in a substantial increase in business. If we are unable to generate a substantial number of new engagements for projects on a continual basis, our business and results of operations would likely be adversely affected.

Our business will suffer if we fail to anticipate and develop new services and enhance existing services in order to keep pace with rapid changes in technology and in the industries on which we focus.

The technology services market is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions. Our future success will depend on our ability to anticipate these advances and develop new product and service offerings to meet client needs. We may fail to anticipate or respond to these advances on a timely basis, or, if we do respond, the services or technologies that we develop may not be successful in the marketplace. The development of some of the newer services and technologies may involve significant upfront investments and the failure of these services and technologies may result in our inability to recoup some or all of these investments. Further, better or more competitively priced products, services or technologies that are developed by our competitors may render our services non-competitive or obsolete.

We may be unable to recoup investment costs incurred in developing our software products and platforms.

The development of our software products and platforms requires significant investments. The markets for our suite of software products and platforms are competitive. Our current software products and platforms or any new software products and platforms that we develop may not be commercially successful and the costs of developing such new software products and platforms may not be recouped. Since software product and platform revenues typically occur in periods subsequent to the periods in which the costs are incurred for the development of such software products and platforms, delayed revenues may cause periodic fluctuations in our operating results.

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Risks Relating to Our Advanced Satellite Systems Subsidiary.

We face significant competition from other service providers, as well as other well-capitalized entrants in the video and data services industry, which could reduce our market share and lower our profits.

We operate in a highly competitive, subscriber-driven and rapidly changing environment and compete with a growing number of entities that provide a broad range of communications products, services and content to subscribers. Our competitors have historically included, and we expect will continue to include, DBS providers; telephone companies that offer data and video services through DSL or fiber-to-the-node networks; municipalities with fiber-based networks; regional fiber providers and other service providers that have been granted a franchise to operate in a geographic market in which we are already operating.

Our cable systems generally operate pursuant to franchises, permits and similar authorizations issued by LFAs, and these franchises are typically non-exclusive. Accordingly, LFAs can grant additional franchises to our competitors and create competition in our markets where none existed previously, resulting in over builds. In some cases, the FCC has adopted rules that streamline entry for new competitors (particularly those affiliated with telephone companies) and reduce franchising burdens for these new entrants. Although as a general matter internet service providers have upgraded their data networks to enable faster upload and download speeds for their customers in metropolitan markets before upgrading their data networks in our markets. Further overbuilding could cause more of our customers to purchase data and video services from our competitors instead of from us. In certain of our markets, some of our telephone company competitors have entered into strategic partnerships or other arrangements with DBS operators that permit these telephone companies to package the video services of DBS operators with their own data, residential voice and wireless voice services. An example of such arrangement is AT&T’s ownership of DirecTV. We also face increasing competition from wireless telephone companies for residential voice services, as some of our customers are replacing our residential voice services completely with wireless voice services. In addition, new entrants with significant financial resources may compete on a larger scale with our video and data services, and as more wireless voice service providers offer unlimited data options, some customers may choose to forgo our data services altogether. We may also face increasing competition from various providers of wireless internet offerings, including wireless telephone carriers that are developing high-speed “5G” wireless networks and public locations or commercial establishments offering Wi-Fi at no cost.

A small number of municipalities have also announced plans to construct their own data networks with access speeds that match or exceed those of our own through the use of fiber optic technology. In some cases, local government entities and municipal utilities may legally compete with us without obtaining a franchise from an LFA, reducing their barriers to entry into our markets. The entrance of municipalities as competitors in our markets would add to the competition we face and could lead to additional customer attrition.

Our video business also faces substantial and increasing competition from other forms of in-home and mobile entertainment, including Amazon Prime, Apple TV, Hulu, Netflix, Sling TV, YouTube TV and an increasing number of new entrants who offer OTT video programming, including many traditional programmers. Because of the significant size and financial resources of many of the companies behind such service offerings, we anticipate that they will continue to invest resources in increasing the availability of video content on the internet, which may result in less demand for the video services we provide. In addition, companies that offer OTT content in certain markets also provide data services, such as Alphabet, and they may seek to increase sales of their streaming content by lowering the cost of data services for their customers, which would further increase price competition for the data services we offer. In addition to creating competition for our video services business, OTT content also significantly increases the volume of traffic on our data networks, which can lead to decreases in access speeds for all users if data networks are not upgraded so that their broadband capacity can keep pace with increased traffic.

Competition for dedicated fiber-optic services for enterprise business customers is also intense as both local telephone companies and regional over builders offer data and voice services over dedicated fiber connections.

Any of these events could have a material negative impact on our operations, business, financial results and financial condition.

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Our business is characterized by rapid technological change, and if we do not adapt to technological changes and respond appropriately to changes in consumer demand, our competitive position may be harmed.

Our success is, to a large extent, dependent on our ability to acquire, develop, adopt, upgrade and exploit new and existing technologies to address consumers’ changing demands and distinguish our services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, that are not available at competitive prices or that do not function as expected, our competitive position could deteriorate and our business and financial results could suffer.

The ability of some of our competitors to introduce new technologies, products and services more quickly than we can may adversely affect our competitive position.

Furthermore, advances in technology, decreases in the cost of existing technologies or changes in competitors’ product and service offerings may require us in the future to make additional research and development expenditures or to offer at no additional charge or at a lower price certain products and services that we currently offer to customers separately or at a premium.

In addition, we seek to leverage overall industry experience before rolling out new technology in order to avoid investing in technology that has not been proven successful in other markets. We implement this approach to avoid costly mistakes made by early adopters of new technology that does not provide expected returns, and it exposes us to the risk that one of our competitors will adopt successful new technology before us and leverage this new technology to attract our customers, increasing the level of customer attrition we experience and adversely affecting our business.

The increase in programming costs and retransmission fees may continue in the future, resulting in lower margins than we anticipate.

Programming costs and retransmission fees paid to major programmers and broadcasters may continue to increase as content providers are expected to ask for higher fees. Moreover, programming cost and retransmission fee increases have caused us, and may in the future cause us, to cease carrying channels offered by certain programmers and broadcasters, which may result in attrition of video subscribers as well as customers who subscribe to double-play or triple-play packages that include video service. These customer losses and increased costs could result in further decreases in our residential video margins and adversely impact our business.

We may not be able to obtain necessary hardware, software and operational support.

We depend on a limited number of third-party suppliers and licensors to supply some of the hardware and software necessary to provide some of our services, including our access to the network backbone and the set-top boxes and modems that we lease to our customers. Some of these vendors represent our sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform its obligations in a timely manner; demand exceeds these vendors’ capacity; they experience operating or financial difficulties; they significantly increase the amount we pay for necessary products or services or they cease production of any necessary product due to lack of demand, profitability, a change in their ownership or otherwise, then our ability to provide some services may be materially adversely affected. Any of these events could adversely affect our ability to retain and attract subscribers and have a material negative impact on our operations, business, financial results and financial condition.

Our rebranding may not produce the benefits expected.

In June 2019, we announced that we will be rebranding our business beginning in 2020. The rebranding will result in significant investment by us and may result in the diversion of senior management’s attention from our ongoing operations. Furthermore, we have registered and applied for registration of certain trademarks associated with the rebranding and we will continue to evaluate the registration and maintenance of additional trademarks associated with the rebranding. A failure to obtain or maintain trademark registrations could limit our ability to protect and enforce our trademarks and impede our rebranding and marketing efforts. Our rebranding could also result in the loss of brand recognition, customer loyalty or reputation and could require us to devote additional resources to advertising and

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marketing our new brand. Our rebranding initiative may not produce the benefits expected and could adversely affect our ability to retain and attract subscribers and have a material negative impact on our operations, business, financial results and financial condition.

Adverse conditions in the U.S. economy could impact our results of operations.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, could negatively affect the affordability of and demand for some of our products and services. In difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products, electing to use fewer higher margin services or obtaining lower cost products and services offered by other companies. Similarly, under these conditions the business customers that we serve in the United States may delay purchasing decisions, delay full implementation of service offerings or reduce their use of services. In addition, adverse economic conditions may lead to an increased number of our residential and business customers that are unable to pay for services.

Such conditions could also inhibit or prevent our third-party suppliers and licensors from supplying some of the hardware and software necessary to provide some of our services. If any of these events were to occur, it could have a material negative effect on our operations, business, financial condition and results of operations.

We rely on network and information systems and other technology, and a disruption or failure of such networks, systems or technology as a result of cybersecurity incidents, as well as outages, natural disasters (including extreme weather), terrorist attacks, accidental releases of information or similar events, may disrupt our business.

Network and information systems and other technologies are critical to our operating activities, both to internal uses and in supplying data, video and voice services to customers. Network or information system shutdowns or other service disruptions caused by cyber-attacks, such as distributed denial of service attacks, dissemination of malware and other malicious activity, pose increasing risks. Both unsuccessful and successful cyber-attacks on companies have continued to increase in frequency, scope and potential harm in recent years and, because the techniques used in such attacks have become more sophisticated and change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures. From time to time third parties make malicious attempts to access our network. Any successful attempts could result in an unauthorized release of information, degradation to our network and information systems or disruption to our data, video and voice services, all of which could adversely affect our reputation and results of operations.

Our network and information systems are also vulnerable to damage or interruption from power outages, natural disasters (including extreme weather arising from short-term weather patterns or any long-term changes), terrorist attacks and similar events.

Security breaches and other disruptions, including cyber-attacks, and our actual or perceived failure to adequately protect business and consumer data could give rise to liability or reputational harm.

In the ordinary course of our business, we electronically maintain confidential, proprietary and personal information in our information technology systems and networks and those of third-party vendors, including customer, personnel and vendor data. These systems may be targets of attack by cyber criminals or other wrongdoers seeking to steal such information for financial gain or to harm our business operations or reputation. The loss, misuse, compromise, leakage, falsification or accidental release of such information may result in costly investigations, remediation efforts and notification to affected consumers, personnel or vendors. Cyber-attacks could also adversely affect our operating results; consume internal resources and result in government investigations, fines and penalties, litigation or potential liability for us and otherwise harm our business.

Various U.S., Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data and sensitive personal information that could be used to commit identity theft. This area of the law is evolving, and interpretations of applicable laws and regulations differ. Legislative and regulatory activity in the privacy area may result in new laws that are relevant to our operations, for example, use of consumer data for marketing or advertising. Claims of failure to comply with our privacy policies or applicable laws or regulations could form the basis of governmental or private-party actions against us. Such claims and actions may cause damage to our reputation and could have an adverse effect on our business.

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Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

We periodically receive claims from third parties alleging that our network and information technology infrastructure infringes the intellectual property rights of others. We are generally named as joint defendants in these suits together with other providers of data, video and voice services. Typically, these claims allege that aspects of our cable system architecture, electronic program guides, cable modem technology and VoIP services infringe on process patents held by third parties. It is likely that we will continue to be subject to similar claims as they relate to our cable business. Addressing these claims is a time-consuming and expensive endeavor, regardless of the merits of the claims. In order to resolve such a claim, we could determine the need to change our method of doing business, enter into a licensing agreement or incur substantial monetary liability. It is also possible that our business could be enjoined from using the intellectual property at issue, causing us to significantly alter our operations. If any such claims are successful, then the outcome would likely affect our services utilizing the intellectual property at issue and could have a material adverse effect on our operating results.

If we are unable to retain key employees, our ability to manage our business could be adversely affected.

Our operational results have depended, and our future results will depend, upon the retention and continued performance of our management team. The competitive environment for management talent in the broadband communications industry could adversely impact our ability to retain and hire new key employees for management positions. The loss of the services of key members of management and the inability or delay in hiring new key employees could adversely affect our ability to manage our business and our future operational and financial results.

Risks Related to Our Naked Papers Subsidiary.

We face significant competition from other service providers, as well as other well-capitalized entrants in the Tobacco and Marijuana industry, which could reduce our market share and lower our profits.

We operate in a highly competitive, brand-driven and rapidly changing environment and compete with an established number of entities that provide a broad range of tobacco rolling products, and ancillary products. Our competitors have historically included, and we expect will continue to include, Big Tobacco companies - both national and international in scope.

Our business is characterized by rapid legal change, and if we do not adapt to those legal changes and respond appropriately to changes in consumer demand, our fledging competitive position may be harmed.

Any adverse legal change in the US economy could impact our results of operation. For example, our inventory is subject to regulation by U.S. Federal, state and local authorities, which may impose additional costs and restrictions on our businesses. In addition, the changing legal landscape relating to marijuana possession and usage at the federal and state level could have a dramatic impact on our results of operation.

Our marketing may not produce the benefits expected.

We spend a great deal of money on marketing and branding our products to appeal to the consumer. It is difficult to measure the impact of our investment and whether it is successful. A failed marketing effort would be costly and adversely affect our operations and profitability.

Our regionally branded products may not be able to compete successfully with nationally branded products.

The principal competitive factors for sales of our branded product to consumers are brand recognition and loyalty, product quality, promotion, and price. Some of our branded competitors have significantly greater resources and brand recognition than we do.

Competitive pressures or other factors could cause us to lose sales, which may require us to lower prices, increase the use of discounting or promotional programs, or increase marketing expenditures, each of which would adversely affect our margins and could result in a decrease in our operating results and profitability.

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We may be unable to anticipate changes in consumer preferences, which may result in decreased demand for our product.

Our success depends in part on our ability to anticipate the tastes, smoking habits, and overall purchasing trends of consumers and to offer products that appeal to their preferences. Consumer preferences change from time to time, and our failure to anticipate, identify, or react to these changes could result in reduced demand for our products, which would adversely affect our operating results and profitability.

Our business and growth depend on the contributions of CEO, William Sanchez.

The success of our business continues to depend on the contributions of our CEO, William Sanchez, and certain other executives of the Company. The loss of the services of Mr. Sanchez or other executives could have a material adverse effect on our business and plans for future development.

ADDITIONAL RISKS RELATED TO OUR COMMON STOCK

We have been adversely affected by the COVID-19 global pandemic and other future outbreaks.

The Company’s planned business and operations have been and will be negatively impacted by the COVID-19 global pandemic or other future viruses and outbreaks throughout the U.S. where it operates. The Company may be unable to effectively and efficiently manage its business and respond to the impact and uncertainties caused by the COVID-19 pandemic which could cause you to lose your investment in the Common Stock.

The full impact and duration of the COVID-19 virus is unknown at this time. The spread and impact of the COVID-19 is rapidly evolving, and the Company plans to monitor its developments going forward and adjust its future plans as needed.

We need to raise additional capital to fund our operations and there can be no assurances that it will be available.

We expect that we will continue to need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be successful.

Our financial statements have not been audited by a certified public accountant.

Management has prepared the accompanying financial statements. They have not been audited by a certified public accountant. A certified public accountant is required to undertake certain procedures when it audits financial statements. Those audit procedures are designed to ensure the reliability and accuracy of the financial statements and to detect fraud and the potential for fraud in the issuer’s financial reports. Investors will not have the benefit accruing from an independent audit of the financial statements.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

Risks of expansion of our business arise due to our limited corporate infrastructure.

Historically we have had few officers or board members other than William Sanchez. As we obtain customers, we will be required to establish a corporate infrastructure. Our continued growth and profitability depend on our ability

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to successfully realize our growth strategy by expanding our sales. We cannot assure that our efforts will be successful nor that we will not incur unforeseen administrative and compliance costs.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings and common stock price, among other things.

We depend on key personnel, including William Sanchez, our Chief Executive Officer, and future members of management, and the loss of services of one or more members of our management team, or our inability to attract and retain highly qualified personnel, such as a Chief Financial Officer, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers and senior officers. There is substantial competition for qualified personnel in our industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly William Sanchez, our Chief Executive Officer. The loss of services of Mr. Sanchez or other members of our management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Nevada law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

The Nevada Revised Statutes permit our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

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Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the food industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our funds from operations or income estimates;

•	publication of research reports about us;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

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•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this offering circular;

•	the extent of investor interest in our securities;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances; and

•	failure to meet income estimates.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

There could be volatility in our share price due to shares held by only a few people.

A relatively small number of stockholders own a significant portion of our public float. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

Furthermore, the Company has outstanding 0 shares of Series A Convertible Preferred Stock and 53,688 shares of Series B Convertible Preferred Stock. If all of the Convertible Preferred Stock is converted at the current conversion rate, an additional 268,440,000 shares of common stock could be issued to the holders thereof, provided that the Articles of Incorporation permitted such number of shares to be issued upon conversion. The sale of shares by converting holders of preferred stock could adversely affect the trading price of our common stock.

William Sanchez owns 43,885 Series B Preferred Shares which could convert into 219,425,000 common shares, and 700,000 Series C Preferred Shares which are not convertible but have the voting power of 70,000,000,000 common shares. After this offering is complete, Mr. Sanchez will maintain majority control.

Our shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the

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broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $0.00489 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	potential governmental regulations relating to or that may impact the business of a particular subsidiary;

•	increased costs or exposure to liability as a result of changes in laws or regulations applicable to the telecommunications industry;

•	general volatility of the capital and credit markets and the market price of our common stock;

•	exposure to litigation or other claims;

•	loss of key personnel;

•	the risk that we may experience future net losses;

•	failure to obtain necessary outside financing on favorable terms, or at all;

•	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•	risks associated with the market for our common stock; or

•	any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Offering Circular will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

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Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

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USE OF PROCEEDS

Our offering is being made on a best efforts’ basis. No minimum number of shares must be sold. The offering price per share is $.005 per share. We expect to use the funds of this offering, amounting to $1,300,000, for the following purposes assuming the sale of 25%, 50%, 75% and 100% of the offering:

Capital Sources and Uses
	100%	75%	50%	25%
Gross Offering Proceeds	$1,300,000	$975,000	$650,000	$325,000
Offering Costs (1)	$65,000	$65,000	$65,000	$65,000

Use of Net Proceeds:
Retire debt	$102,326	$102,326	$102,326	$102,326
Reinvestment into Advanced Satellite Systems	$180,500	$174,000	$167,500	$102,500
Company structure investment	$78,000	$68,250	$65,000	$-
Acquisitions	$874,174	$565,424	$250,174	$55,174

(1)	The Company expects to spend approximately $65,000 in expenses relating to this offering, including legal, accounting, travel, printing and other misc.

The debt to be retired relates to $86,750.00 in principal value, plus interest, of Convertible Debt, denoted in the table below. In general, such debt does bear interest and is convertible into common stock at discounts to market ranging from 25% to 40%.

Convertible Debt	Principal	Maturity Date	Rate	Interest-to-date
LG Capital	$27,000	7/10 2016	8%	$13,704
Frank Gerardi	8,500	3/3/2022	5%	317
Green Tree Financial	51,250	8/23/2022	12%	1,555
TOTAL	$86,750			$15,576

No proceeds will be used to compensate or make payments to any officers or directors, except for ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

Additionally, while we plan to use some of the proceeds for Acquisitions, as noted above, there are no current plans, understandings or agreements to make any material acquisitions as this time.

NOTE: There are no current plans, understandings, or agreements to make any material acquisitions.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

We are a company specializing in the acquisition of high value technology related companies, currently comprised of the following subsidiaries: Amgentech, Inc. - Provides software development, colocation, hosting and infrastructure services; Naked Papers Brands, Inc. - Sells and distributes a high-end brand of tobacco rolling paper to consumers; Advanced Satellite Systems, Inc. - Provides Cable television, Internet, and VoIP phone service in Alachua, Volusia and Flagler County, FL.

We do not own any material physical properties, and our office space located at 454 South Yonge Street, Suite 7C, Ormond Beach, FL 32174 is rented at a market rate. Certain of the subsidiaries own inventory used in their operations, which is located at our offices.

Amgentech, Inc.

Amgentech, Inc. provides infrastructure services that include colocation, hosting, web site hosting, email hosting, bulk mail services, software development, software design, website design and Voice over IP services. It targets small to mid-size businesses which require enterprise level solutions and support.

Sales and Operating Profit of Amgentech have been as follows:

	2019	2020	2021 (Estimated)
Revenue	$82,618	$33,724	$34,000
Operating Profits	$32,139	$262	$230

Naked Papers Brands, Inc.

Naked Papers Brand, Inc. provides 5 distinct sizes of clear rolling papers. The papers are made of a eucalyptus-based cellulose, providing smokers with a paper that has no flavor or smell. The papers provide an even burn, require no glue to seal and does not burn quickly, prolonging the smoking experiencing. Naked Papers targets its products to smokers of loose tobacco and alternative loose filler products. The products are targeted towards a higher-end, well-heeled clientele that reacts well to the edgy brand image and marketing.

Sales and Operating Profit of Naked Papers have been as follows:

	2019	2020	2021 (Estimated)
Revenue	$381	$878	$1000
Operating Profits	$(45)	$494	$500

Advanced Satellite Systems, Inc.

Advanced Satellite Systems, Inc. provides Internet service in speed increments of 5, 25, 50, and 100MB/s. VoIP telephone service is provided with unlimited calling to the US, Canada, and Mexico. Service to other countries is metered at predefined rates. Cable television service is provided in increments of 25, 50, and 100 channels and forthcoming will be offered via an IPTV infrastructure offering basic service of 103 channels, expanded service with an additional 35 channels, and premium channels offered on an a la cart basis. Advanced Satellite Systems, Inc. targets home owners’ associations (HOA) and individual customers looking for television, internet, and telephone services.

Sales and Operating Profit of the Advanced Satellite Systems have been as follows:

	2019	2020	2021 (Estimated)
Revenue	$201,327	$175,405	$245,000
Operating Profits	$16,581	$(40.930)	$10,000

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Competition

There is intense competition in all of our subsidiaries’ product lines, often times with competitors who are larger and much better capitalized.  We are involved in highly competitive industries where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business, which is protected by patents; we rely on copyrights, trademarks, and trade names. As a result, potential competitors will likely attempt to duplicate our business model. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. We are currently not aware of any such legal proceedings or claims against the Company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol QBAN. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

Quarter Ended	High	Low

Qtr 3 – 2021	$.0014	$.0006
Qtr 2 – 2021	$.0032	$.001
Qtr 1 – 2021	$.0038	$.0002
Qtr 4 – 2020	$.0002	$.0001
Qtr 3 – 2020	$.0001	$.0001
Qtr 2 – 2020	$.0001	$.0001
Qtr 1 – 2020	$.0001	$.0001
Qtr 4 – 2019	$.0001	$.0001
Qtr 3 – 2019	$.0001	$.0001
Qtr 2 – 2019	$.0001	$.0001

As of June 30, 2021, we had approximately 98 record holders of our common stock.

We do not have a stock option plan in place and have not granted any stock options at this time.

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 DILUTION

Purchasers of our common stock offered in this offering circular will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price. Such dilution results from the offering price of the shares by the Company. At August 31, 2021, we had a consolidated net tangible book value of approximately $(442,119) or $(0.00006) per share of our common stock held by continuing investors. After giving effect to the sale of the shares of our common stock offered hereby, the pro forma net tangible book value at August 31, 2021 attributable to common stockholders would have been $857,831 or $0.00011 per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.00017 per share to continuing investors and an immediate dilution in pro forma net tangible book value of $0.00489 per share from the assumed initial public offering price of $0.005 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

Assumed initial public offering price per share	$0.005
Net tangible book value per share before this offering (1)	$(0.00003)

Net increase in pro forma net tangible book value per share attributable to this offering (2)	$0.00017

Pro forma net tangible book value per share after this offering	$0.00011

Dilution in pro forma net tangible book value per share to new investors	$0.00489

(1)	Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on August 31, 2021 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

(2)	Net increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (i) the net tangible book value per share before this offering (see note (1) above) and (ii) the pro forma net tangible book value divided by the number of outstanding shares of common stock after this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Telco Cuba, Inc. (QBAN) is a company incorporated under the laws of Nevada in 2007. The company is amassing a portfolio of high value companies in the technology, telecom, and cannabis space. Telco Cuba, Inc. currently has three subsidiaries, Amgentech, Inc., offering collocation, hosting, software development, and technology consulting services in the South Florida area, Naked Papers Brand, Inc. which sells a transparent cellulose-based eucalyptus tobacco rolling paper, and Advanced Satellite Systems, Inc. a provider in Volusia County Florida of Cable Television, Internet Service, and Telephone Service.

During the first quarter 2018, the company acquired the assets of Naked Papers and is currently selling the product under its brand name, Naked Papers under the subsidiary, Naked Papers Brand, Inc., incorporated in the state of Florida. And during the first quarter 2019, the company acquired Advanced Satellite Systems, Inc. and all of its assets, and is continuing to offer its services under the Advanced Cable service mark. Advanced Satellite Systems, Inc, is incorporated in the state of Florida and is registered as a subsidiary of Telco Cuba, Inc.

Results of Operations

The following analysis on results of operations was based primarily on the Telco Cuba, Inc.’s financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the unaudited financial statements and the notes to those statements for the years ended November 30, 2020 and 2019.

Results of operations for years ended November 30, 2020 and 2019 (unaudited)

Revenues

We generated gross revenue of $253,307 for the year ended November 30, 2020, of which $33,724 was from computer infrastructure services, $878 was from sales of clear cigarette rolling paper and $218,705 was from internet service. Comparatively, we had gross revenues of $388,585 for the year ended November 30, 2019, of which $82,618 was from computer infrastructure services, $381 was from sales of clear cigarette rolling paper and $305,587 was from cable/internet service. The decrease was primarily due to the decrease in computer infrastructure services.

During the 9 months ended November 30, 2020 and 2019, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 7.9% or more of the Company’s total revenue, respectively.

During the 9 months ended August 31, 2021 and 2020, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 9% or more of the Company’s total revenue, respectively.

Cost of Revenue

We had cost of revenue of $220,713 during the year ended November 30, 2020, compared to $153,497 for the year ended November 30, 2019. The increase was primarily due to the increase in material and labor.

Operating expenses

We had operating expenses of $332,330 and $289,031 for the years ended November 30, 2020 and 2019, respectively. Operating expenses were relating to our daily operations, including but not limited to legal fees, accounting fees, executive compensation, rent, office supplies and others. The increase was mainly due to the increase in selling, general and administrative expense, such as marketing expense, client services staff, and etc.

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Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in 2021 resulting from the addition of marketing and client service staff and professional services.

Other income (loss)

We had other income (loss) of $(62,153) and $63,223 for the years ended November 30, 2020 and 2019, respectively. The decrease in net other income is mainly due to the decrease in other income and increase of interest expense and change in derivative liabilities.

Income/Loss

We had net loss of $(361,223) during the year ended November 30, 2020, compared to net income of $15,001 during the year ended November 30, 2019. The decrease in net income was due primarily to the increase in operating expenses resulting from the addition of marketing and client service staff and professional services.

We expect to become profitable in 2022. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Liquidity and Capital Resources

During the years ended November 30, 2020 and 2019, we had net cash flows of $36,712 and $13,229 provided by operating activities, respectively. The positive cash flow from operation during the year ended November 30, 2020 was due primarily to net loss of $361,223, plus non-cash expenses of $1,203 in depreciation and amortization expense, the $23,340 change in fair value of derivative, the decrease in accounts receivables by $2,011, the increase in accrued interest by $19,908, the increase in convertible notes by $26,671, the increase in due to officer by $110,776, the increase in due to subsidiary by $1,500, the increase in loan by $109,100, and the decrease of prepaid expense by $125,000, offset by decrease in accounts payables of $5,929, decrease in credit card payables by $4,645, and decrease in promissory note by $10,000. Comparatively, the positive cash flow from operation during the year ended November 30, 2019 was due primarily to net income of $15,001, plus non-cash expenses of $4,464 in depreciation and amortization expense, the increase in accounts payables by $874, the increase in accrued interest by $20,276, the increase in convertible notes by $38,600, the increase in due to officer by $91, the increase in promissory note by $100,000, offset by an increase in accounts receivables of $165,977, and increase in security deposit by $100.

During the year ended November 30, 2020, cash flows used in investing activities were ($12,144), compared to cash flow of $(477,076) provided by investing activities during the year ended November 30, 2019. Negative cash flow for the year ended November 30, 2020 was due to the equipment purchase in amount of $12,144. Negative cash flow for the year ended November 30, 2019 was due to the $350,000 goodwill generated in purchase of the subsidiary Advanced Satellite Systems, Inc., $100,000 investment in subsidiary, $21,422 in distribution, $4,200 in purchase of computer software and $1,454 purchase in computer equipment.

During the year ended November 30, 2020, cash flows provided by financing activities were $(18,676), compared to cash flow of $462,983 used in financing activities during the year ended November 30, 2019. The negative cash flow in 2020 was due primarily to $10,882 proceeds of loan, minus $29,558 in distribution. Negative cash flow in 2019 was due to the $3,679 proceeds of loan plus $1,258,000 from issuance of common stocks, minus $104,708 used to settle contingent liabilities, $21,388 used in distribution, and $672,600 used in additional paid in capital.

We had cash of $12,312 on hand and a working deficit of $874,036 at November 30, 2020. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months to grow and develop our business. We have previously been provided with liquidity to sustain our operations through contributions to capital by our majority shareholder, William Sanchez. He has indicated that he will continue to make such contributions as

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necessary for the foreseeable future but is not contractually committed or obligated to provide contributions to the company. However, to fund growth as indicated in the Use of Proceeds section above, we will need to raise the needed funds.

Results of operations for nine months ended August 31, 2021 and 2020 (unaudited)

Revenues

We generated gross revenue of $214,311 for the nine months ended August 31, 2021, of which $37,206 was from computer infrastructure services, $1,149 was from sales of clear cigarette rolling paper and $175,664 was from internet service. Comparatively, we had gross revenues of $148,716 for the nine months ended August 31, 2020, of which $25,748 was from computer infrastructure services, $696 was from sales of clear cigarette rolling paper and $175,450 was from internet service. The increase was primarily due to new customers post covid economic downturn.

Cost of Revenue

We had cost of revenue of $10,493 during the nine months ended August 31, 2021, compared to $127,544 for the nine months ended August 31, 2020. The decrease was primarily due to the decrease in material and labor.

Operating expenses

We had operating expenses of $486,982 and $301,009 for the nine months ended August 31, 2021 and 2020, respectively. Operating expenses were relating to our daily operations, including but not limited to legal fees, accounting fees, executive compensation, rent, office supplies and others. The increase was mainly due to the increase in selling, general and administrative expense, such as marketing expense, client services staff, and etc.

Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in the remaining of 2021 resulting from the addition of marketing and client service staff and professional services.

Other income (loss)

We had other income (loss) of $136,210 and $(17,641) for the nine months ended August 31, 2021 and 2020, respectively. The decrease in net other income is mainly due to the decrease in other income and increase of interest expense and change in derivative liabilities.

Loss

We had net loss of $(146,954) during the nine months ended August 31, 2021, compared to net loss of $(244,300) during the nine months ended August 31, 2020. The decrease in net loss was due primarily to the increase in operating expenses resulting from the addition of marketing and client service staff and professional services.

We expect to become profitable in 2021. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Liquidity and Capital Resources

During the nine months ended August 31, 2021, we had net cash flows of $510,488 and $3,663 used in operating activities, respectively. The negative cash flow from operation during the period ended August 31, 2021 was due primarily to net loss of $146,954, plus the increase in accounts payables by $2,683, the increase in related party payroll by $7,663, offset by the decrease in accounts receivables by $2,685, the decrease in accrued interest by $68,932, non-cash expense by $74,752 in change in fair value of derivative liabilities, the decrease in convertible notes by $42,075, the decrease in promissory note by $155,000, the increase in operating asset by $1,271 and the decrease in prepaid expense by $29,167. Comparatively, the $3,663 negative cash flow from operation during the period ended August

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31, 2020 was due primarily to net loss of $244,300, plus non-cash expense by $5,508 in change in fair value of derivative liabilities, the increase in accrued interest by $12,560, the increase in due to officer by $147,476, the increase in due to subsidiary by $1,500, and the increase in prepaid expense by $93,750, offset by the decrease in accounts payables by $18,858, and the increase in accounts receivable by $1,299.

During the nine months ended August 31, 2021, cash flows used in investing activities were $417, compared to cash flow of $11,918 used in investing activities during the nine months ended August 31, 2020. Negative cash flow for the nine months ended August 31, 2021 was due to the computer equipment purchase in amount of $150. Negative cash flow for the nine months ended August 31, 2020 was due to the computer equipment purchase in amount of $2,518 and the CATV equipment purchase in amount of $9,400.

During the nine months ended August 31, 2021, cash flows provided by financing activities were $511,433, compared to cash flow of $71,936 provided in financing activities during the nine months ended August 31, 2020. The positive cash flow for the nine months ended August 31, 2021 was primarily due to the $14,587 proceed of loan, plus $2,252,722 from issuance of common stock, and $14,250 from distribution offset by $54,061 in settlement of contingent liabilities, $1,712,004 in additional paid in capital, $56 in cancellation of Series A stock, and $6 in cancellation of Series B stock. Positive cash flow for the nine months ended August 31, 2020 was due to the $90,624 proceeds from loan and offset by $18,688 in distribution.

We had cash of $16,839 on hand and a working deficit of $120,966 at August 31, 2021. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months to grow and develop our business. We have previously been provided with liquidity to sustain our operations through contributions to capital by our majority shareholder, William Sanchez. He has indicated that he will continue to make such contributions as necessary for the foreseeable future but is not contractually committed or obligated to provide contributions to the company. However, to fund growth as indicated in the Use of Proceeds section above, we will need to raise the needed funds.

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PLAN OF DISTRIBUTION

The Company is offering a maximum of 260,000,000 shares of its common stock on a best efforts’ basis at a fixed price of $.005 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. William J Sanchez is offering a maximum of 40,000,000 shares of common stock on a best efforts’ basis at a fixed price of $.005 per share. The offering will terminate upon the earlier of the sale of all 300,000,000 shares or one year from the date of this offering circular. There is no minimum number of shares that we have to sell in this offering. All money the Company receives from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this offering circular. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

The Company intends to sell the shares in this offering through our President, William Sanchez. He will not receive any compensation for offering or selling the shares. We do not intend to involve underwriters or broker-dealers in connection with our best efforts offering of shares of common stock.

Once the offering statement is effective, William Sanchez will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. They will be required to sign the subscription agreement attached as Exhibit 4.1 to this Offering Circular.

Mr. Sanchez is relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as a broker. Mr. Sanchez is able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that he is: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e) not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

The Selling Security Holder intends to sell 40,000,000 shares in this offering through registered broker-dealers from time to time. The Company will not receive proceeds from the sale of shares by the Selling Security Holder. Purchasers from the Selling Security Holder will not be required to sign the subscription agreement attached as Exhibit 4.1 to this Offering Circular.

The Selling Security Holder in this offering may be considered an underwriter, as that term is defined in Section 2(11) of the Securities Act. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holder. The distribution of the securities by the Selling Security Holder may be affected in one or more transactions that may take place in the OTC Markets, including broker's transactions or privately negotiated transactions.

The Selling Security Holder may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such Selling Security Holder, the pledge in such loan transaction would have the same rights of sale as the Selling Security Holder under this offering circular. The Selling Security Holder may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this offering circular. The Selling Security Holder may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holder under this offering circular.

The Selling Security Holder will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holder or any such other person. We have instructed our Selling Security Holder that they may not purchase any of our securities while they are selling shares under this offering circular.

We will not pay for any expenses relating to the sale of shares by the Selling Security Holder except the expenses related to filing this offering circular.

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 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors, Executive Officers and Control Persons

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed	Approximate hours per week

William Sanchez	President, CEO, CFO and Director	48	June, 15 2015	80+

Francis X. Flinn	Director		May, 2021

Santiago Munoz	Director		March, 2021

Sayis A. Tequia	Director		March, 2021

Patrick T. Wall	Director		May, 2021

Camille Whiddon	Director		May, 2021

Business Experience

The following is a brief account of the education and business experience of our director, executive officer and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Mr. William J. Sanchez has served as our President, Chief Executive Officer and Chairman of the Board since June 2021. Mr. Sanchez has held positions at CBS Sports, Tribune Interactive, Knight Ridder, DLJ Direct and has been instrumental in the creation of several nascent companies such as Star media, Inc., SportsLine, USA, and Pick nation, Inc., among many others.

Mr. Francis X. Flinn is a Cornell university graduate and has been involved in publishing from 1973 to 1989, and in various technology field positions from 1990 through the present. Since 2012, Mr. Flinn has been the chair, District Governing Board of ECFiber, leads a board consisting of 31 delegates and 23 alternates comprising the legislative body of a political subdivision of Vermont, a communications union district, whose mission is to build FTTP to every home and business on the grid in the 31 member towns. He serves as primary interface with ECFiber’s operator, the non-profit internet service provider ValleyNet, Inc. He has a Board seat via appointment by the Town of Hartford, Vermont. Prior to becoming chair in May 2020he was vice chair 2017-2020. Mr. Flinn brings many years of experience in providing internet service to under-served rural locations. He is a valuable addition to our board of directors.

Mr. Patrick T. Wall, a career diplomat, possesses three decades of experience served on five continents. He has served in the commerce department as Regional Senior Commercial Officer for Argentina, Paraguay and Uruguay, as the principal commercial officer in Ho Chi Minh City and commercial counselor in the Philippines, managed partner post responsibilities over the Sultanate of Oman and successfully advocated billions of dollars of export sales on behalf of U.S. industry.

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Has also represented U.S. industry in Dubai, United Arab Emirates, the regional hub of the Middle East. Served as Senior Commercial Officer in Panama, and as Deputy Senior Commercial Officer in Australia & New Zealand, Acting SCO, Buenos Aires Argentina and Acting Regional SCO for the Caribbean based in Santo Domingo. Other positions include Director, Birmingham Export Assistance Center, and Acting Director and Senior International Trade Specialist Louisville Export Assistance Center. Private sector experience includes being the International Marketing Manager, Smith & Wesson Company and three sales positions within the AXXA corporation. Mr. Wall has taught international business at McKendree University. Mr. Wall holds a Bachelor of Business Administration (BBA) in Management from the School of Business Administration, University of Massachusetts at Amherst, and a Master of International Marketing (MBA) from the American Graduate School of International Management (Thunderbird).

Ms. Camille Whiddon is an Enterprise Account Executive at Uniti Fiber, Advanced Satellite System’s connectivity partner of choice. Mrs. Whiddon brings significant experience presenting solutions at academic, government, and private enterprises and is a master negotiator that has led the design, development and delivery of large, multi- dimension technology-based solutions. Her successful track record in management, as an account executive at notable companies such as ADP, Cox Business, FedEx, Staples, Windstream Communications, and now Uniti Fiber makes her addition to the board of directors important. Her professional background provides Telco Cuba, and Advanced Satellite Systems the business intelligence needed to make informed decisions based on years of experience, and sales strategy that can only be garnered from experience. Mrs. Camille Whiddon is certified to work with all levels of government in the United States (local, county, state and federal) as well as Human Capital Management (HCM) Certified. Mrs. Whiddon has served as a member of multiple teams supporting the healthcare industry under the Novation, UHC and Amerinet contracts. Mrs. Whiddon earned her B.A. from the University of Nebraska - Lincoln. She's a graduate of Leadership Gainesville, a multi-year Presidents Club Achiever both with FedEx and Windstream and a former board member with the Gainesville Area Chamber of Commerce and Crime Stoppers in Gainesville, FL.

Mr. Santiago Munoz is a related board member of the CEO William Sanchez. He is an early investor in the company and is retired.

Mrs. Sayis Tequia has been a Mortgage Loan officer at Cross-country Mortgage since 2015. She is an early shareholder of the company and is a related board member of the CEO William Sanchez.

 Conflicts of Interest

 At the present time, the Company does not foresee any direct conflict between our director, executive officers, or significant employee’s other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)	He/She has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)	He/She is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(3)	He/She is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4)	He/She is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)	He/She is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)	He/She is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)	He/She has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation An exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)	He/She is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed or resignation from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and directors for all services rendered in all capacities to us for their appointment for the periods ended November 30, 2019 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Sanchez President, CEO, & Director	2019	$240,000	$0	$0	$0	$0	$0	$0	$240,000

William Sanchez President, CEO, & Director	2020	$240,000	$0	$0	$0	$0	$0	$0	$240,000

William Sanchez President, CEO, & Director	2021	$240,000	$0	$0	$0	$0	$0	$0	$240,000

Equity Awards

Our directors are compensated for their services. There are contractual arrangements with members of the board of directors. The director’s service contract stipulates a 24-month vesting period of their payments in stock of the company. They each received 25,000,000 common stock shares for their services in 2021.

Employment Contracts

We have one employment contract with William Sanchez, employing him as our full time CEO for a period of five years, at the rate of $20,000 per month, with an automobile allowance equal to $500 per month.  A copy of this employment contract is set forth as Exhibit 10.1 hereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 31, 2021 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 6,818,841,030 shares of our common stock and 0 shares of our Series A Convertible Preferred Stock and 53,688 shares of our Series B Convertible Preferred Stock outstanding as of the date above, or a total of 268,440,000 fully converted common shares.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
William J Sanchez	Chief Executive Officer	Ormond Beach, FL	43,885 700,000 47,142,857	Preferred B Preferred C Common	82% 100% 0.65%	1,2
Camille Whiddon	Director	Newberry, FL	25,000,000	Common	0.37%
Francis X. Flinn	Director	Junction River, VT	10,416,670	Common	0.15%
Patrick T. Wall	Director	Ormond Beach, FL	13,157,900	Common	0.19%
Sayis Tequia	Director	Palm Beach Gardens, FL	100	Preferred B	0.2%
Santiago Munoz	Director	Fort Lauderdale, FL	1,503	Preferred B	2.8%
Frank Gerardi	Owner of greater than 5%	Palm Beach Gardens, FL	531,532,932	Common	7.8%
Samuel Fromkin	Owner of greater than 5%	Jupiter, FL	3,000	Preferred B	5.6%
Pinecroft LLC Paul Konigsberg	Owner of greater than 5%	Palm Beach Gardens, FL	3,000	Preferred B	5.6%

Regardless of the success of this offering, our officers and director and current stockholders will continue to own a substantial portion of our common stock after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The company owes Mr. Sanchez, on a non-interest-bearing demand basis. The total as of August 31, 2021 was $255,300.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Harold H. Martin, P.A. will pass on the validity of the common stock being offered pursuant to this offering circular.

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DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 7,999,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which 100,000 shares have been designated as Series A Preferred Stock, 100,000 shares have been designated as Series B Preferred Stock, and 800,000 shares have been designated as Series C Preferred Stock. As of the date of this offering circular, there are 7,259,394,066 outstanding shares of common stock. Upon completion of the maximum Offering 7,259,694,066 shares of our common stock will be issued and outstanding, and 0 shares of Series A Preferred Stock, 53,688 shares of Series B Preferred Stock, and 700,00 shares of Series C Preferred Stock will be issued and outstanding.

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Nevada law, a Nevada corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Nevada law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of Series A Preferred Stock are outstanding out of the authorized 1,000,000,000 shares of preferred stock, 53,688 shares of Series B Preferred Stock, and 700,00 shares of Series C Preferred Stock are outstanding and we have no present plans to issue any additional shares of preferred stock.

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Each share of the Series A Preferred Stock is convertible into 10,000 shares of common stock and have the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series B Preferred Stock is convertible into 5,000 shares of common stock and have the same voting and liquidation rights as the common stock on as as-converted basis. Each share of Series C Preferred Stock is not convertible into common stock, but has the right to vote 100,000 common share votes.

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Signature Stock Transfer, Inc. Its address is 14673 Midway Road, Suite #220, Addison, Texas 75001, and its telephone number is (972) 612-4120.

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SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of this offering, we will have outstanding shares of our common stock. Of these shares, the 260,000,000 shares sold in this offering and 7,259,394,066 currently outstanding shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 439,605,934 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately shares immediately after this offering.

39

AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

40

F-1

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED BALANCE SHEET

	For the Nine Months Ended	For the Nine Months Ended
	August 31, 2021	August 31, 2020

Current Assets
Cash	$16,839	$73,412
Accounts receivable		21,914
Inventories	55,450	5,950
Prepaid expenses and other current assets	110,417	162,500
Total current assets	$182,706	$263,776

Fixed Assets, Net	$14,822	$33,072
Other Assets
Investment in subsidiary	100,000	100,000
Goodwill	365,000	365,000
Software and Other Assets	—	4,427
Total other assets	$465,000	$469,427

Total assets	$662,528	$766,275

Current Liabilities
Accounts payable and accrued expenses	38,687	109,365
Convertible notes payable	158,664	181,069
Related party, payroll and loan	255,300	216,191
Short term notes payable	5,000	170,000
Other current liabilities	101,320	402,639
Total Current Liabilities	$558,972	$1,079,264

Long Term Liabilities
Loans	$165,903	—
Contingent liabilities	—	54,061
Total Long Term Liabilities	$165,903	$54,061

Total Liabilities	$724,875	$1,133,325

Shareholders' Equity
Preferred A: $.001 par value; 100,000 shares authorized; 55,555 issued and outstanding at August 31, 2020 and 0 issued and outstanding at August 31, 2021, respectively	—	56
Preferred B: $.001 par value; 100,000 shares authorized; 59,688 and 53,688 issued and outstanding at August 31, 2020 and August 31, 2021, respectively	54	60
Preferred C: $.001 par value; 800,000 shares authorized; 700,000 issued and outstanding at August 31, 2020 and August 31, 2021, respectively	700	700
Common stock, $.001 par value; 7,999,000,000 shares authorized; 4,769,151,986 and 6,305,594,777 shares issued and outstanding at August 31, 2020 and August 31, 2021, respectively	6,928,874	4,676,152
Additional & paid-in-capital	(5,772,425)	(4,094,047)
Distributions	(42,094)	(50,075)
Net Income	(146,954)	(244,300)
Accumulated deficit	(1,030,502)	(655,595)
Total shareholders' equity	$(62,347)	$(367,049)
Total liabilities and shareholders' equity	$662,528	$766,276

F-2

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For The Nine Months Ended	For The Nine Months Ended
	August 31, 2021	August 31, 2020
Revenue
Gross Sales	$214,311	$201,894
Cost of Sales	$10,493	$127,544
Net Sales	$203,818	$74,350

Operating expenses
Marketing and advertising	569	184
General and administrative	486,413	300,825
Total operating expenses	$486,982	$301,009

Net (loss) before income taxes	$(283,164)	$(226,659)

Total Other Income	$137,417	$584

Other Expenses	269	157
Interest Expense	938	12,560
Change in derivative fair value	—	5,508
Total Other Expenses	$1,207	$18,225

Net Other	$136,210	$(17,641)

Net (Loss)	$(146,954)	$(244,300)

Weighted average number of shares outstanding	6,079,076,805	4,676,151,986

Basic and diluted net (loss) per share	$(0.0000)	$(0.0001)

F-3

Index

Telco Cuba, Inc.
Condensed Consolidated StatementS of CASH FLOWs

	For the Nine Month Ended	For the Nine Month Ended
	August 31, 2021	August 31, 2020
Cash flow from operating activities:
Net income (loss)	$(146,954)	(244,300)
Adjustments to reconcile net loss to net cash from operating activities:
Accounts payables	2,683	(18,858)
Accounts receivable	(2,685)	(1,299)
Accrued Interest	(68,932)	12,560
Change in fair value of derivative	(74,752)	5,508
Convertible notes	(42,075)
Related party, payroll	7,663	147,476
Due to Subsidiary		1,500
Promissory notes	(155,000)
Operating Assets	(1,271)
Prepaid	(29,167)	93,750
Net cash provided by (used in) operating activities	$(510,488)	(3,663)

Cash flows from investing activities:
Computer Software
Computer equipment	(417)	(2,518)
CATV Equipment		(9,400)
Net cash (used in) investing activities:	$(417)	(11,918)

Cash flows from financing activities:
Contingent Liabilities	(54,061)
Proceeds of loan	14,587	90,624
Distributions	14,250	(18,688)
Additional Paid in Capital	(1,712,004)
Issuance of Common Stock	2,252,722
Cancellation of Series A Stock	(56)
Cancellation of Series B Stock	(6)	—
Net cash provided by financing activities	$515,433	71,936

Net cash increase for period	4,527	66,018

Cash and cash equivalents at beginning of period	12,312	7,394

Cash and cash equivalents at end of period	$16,839	73,412

Non-cash investing & financing activities:
Stock issued in connection with conversion of debentures	$334,063	—
Common stock issued for settlement of accrued expense	—	—
Common stock issued for professional services	$185,198	—
Conversion of series B preferred stock to common stock	$(6)	—
Conversion of series A preferred stock to common stock	$(56)	—
Additional Paid in Capital adjustments due to interest write-off	$—	—

F-4

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Preferred A Stock		Preferred B Stock		Preferred C Stock		Common Stock			Additional		Total
	$.001 Par Value		$.001 Par Value		$.001 Par Value		$.001 Par Value		Distributions	Paid-In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Capital	Earnings	Equity/Deficit

Balance @ November 30, 2018	55,555	$56	59,688	$60	700,000	$700	3,418,151,986	$3,418,152	$—	$(3,387,821)	$(705,652)	$(678,796)
Balance @ November 30, 2019	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(57,819)	$(4,094,047)	$(648,120)	$(123,019)

Adjustment to retained earnings											$78,679	$78,679

Distributions									$23,279			$23,279

Net (loss)											$(232,413)	$(232,413)

Balance @ February 29, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(34,540)	$(4,094,047)	$(801,854)	$(253,474)

Adjustment to retained earnings											$(99,206)	$(99,206)

Distributions									$(3,935)			$(3,935)

Net Gain											41,873	$41,873

Balance @ May 31, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(38,475)	$(4,094,047)	$(859,187)	$(314,742)

Adjustment to retained earnings											$245,465	$245,465

Distributions									$(11,600)			$(11,600)

Net (loss)											(286,173)	$(286,173)

Balance @ August 31, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(50,075)	$(4,094,047)	$(899,895)	$(367,049)

Adjustment to retained earnings											$(51,473)	$(51,473)

Distributions									$(6,851)			$(6,851)

Net (loss)											(75,050)	$(75,050)

Balance @ November 30, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(56,926)	$(4,094,047)	$(1,026,418)	$(500,423)

Conversion of Series A preferred stock	(55,555)	$(56)					55,555,000	$55,555		$(55,499)		$0

Stock issued for professional services							475,977,932	$475,978		$(365,780)		$110,198

Common stock issued for the reduction of debt							857,066,400	$857,066		$(751,768)		$105,298

Adjustment to retained earnings											$(102,522)	$(102,522)

Distributions									$(7,689)			$(7,689)

Net (Loss)											$(458,172)	$(458,172)

Balance @ February 28, 2021	—	$0	59,688	$60	700,000	$700	6,064,751,318	$6,064,751	$(64,615)	$(5,267,095)	$(1,587,112)	$(853,310)

Conversion of Series B preferred stock			(6,000)	$(6)			30,000,000	$30,000		$(29,994)		$

Common stock issued for professional services							48,574,570	$48,575		$26,425		$75,000

Common stock issued for the reduction of debt							635,515,142	$635,515		$(451,830)		$183,685

Common Stock sold							40,000,000	$40,000		$(30,000)		$10,000

Adjustment to retained earnings											$23,876	$23,876

Adjustment to APIC due to incorrect calc										$33,626		$33,626

Distributions									$(3,675)			$(3,675)

Net Gain											$368,039	$368,039

Balance @ May 31, 2021	—	$0	53,688	$54	700,000	$700	6,818,841,030	$6,818,841	$(68,290)	$(5,718,867)	$(1,195,197)	$(162,759)

Common stock issued for professional services							57,142,857	$57,143		$(15,476)		$41,667

Common stock issued for the reduction of debt							52,890,179	$52,890		$(38,081)		$14,809

Adjustment to retained earnings											$74,562	$74,562

Distributions									$26,196			$26,196

Net (loss)											$(56,821)	$(56,821)

Balance @ August 31, 2021	—	$0	53,688	$54	700,000	$700	6,928,874,066	$6,928,874	$(42,094)	$(5,772,425)	$(1,177,456)	$(62,347)

F-5

Index

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Organization

Telco Cuba, Inc. (f/k/a Amgentech Holdings, Inc., f/k/a CaerVision Global, Inc., f/k/a American Mineral Group Minerals Inc., f/k/a Sungro Minerals, Inc.) (the "Company") was incorporated in the State of Nevada on August 10, 2007. Up until June 12, 2015, the company was previously engaged in the exploration, development, and acquisition of mineral properties.

Telco Cuba, Inc. (QBAN) is a company incorporated under the laws of Nevada in 2007. The company is amassing a portfolio of high value companies in the technology, telecom, and cannabis space. Telco Cuba, Inc. currently has three subsidiaries, Amgentech, Inc., offering collocation, hosting, software development, and technology consulting services in the South Florida area, Naked Papers Brand, Inc. which sells a transparent cellulose-based eucalyptus tobacco rolling paper, and Advanced Satellite Systems, Inc. a provider in Volusia County Florida of Cable Television, Internet Service, and Telephone Service.

Telco Cuba, Inc. is continuing its search of acquisition candidates in the technology, telecommunication space and in the cannabis space.

During the first quarter 2018, the company acquired the assets of Naked Papers and is currently selling the product under its brand name, Naked Papers under the subsidiary, Naked Papers Brand, Inc., incorporated in the state of Florida.

During the first quarter 2019, the company acquired Advanced Satellite Systems, Inc. and all of its assets, and is continuing to offer its services under the Advanced Cable service mark. Advanced Satellite Systems, Inc, is incorporated in the state of Florida and is registered as a subsidiary of Telco Cuba, Inc.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management plans to raise debt conversion from public or private debt or equity financing, on an as needed basis. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

Change in reporting venue

Effective April 20, 2017, the Company filed a Form 15g with the SEC withdrawing from the obligation to file reports going forward.

In April 2017, the Company filed for reporting on the OTC Markets Alternative News and Reporting Service.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Principles and Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year end is November 30.

These statements should be read in conjunction with our Annual Report.

The significant accounting policies followed are:

Principles of Consolidation

The consolidated financial statements include the accounts of Telco Cuba, Inc. (parent) and Amgentech, Inc., Naked Papers Brands, Inc., and Advanced Satellite Systems, Inc. our wholly owned subsidiaries which has common ownership and management. All intercompany balances and transactions have been eliminated.

F-6

Index

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Included in these estimates are assumptions about collection of accounts receivable, impairment of intangibles, useful life of property and equipment, stock-based compensation, beneficial conversion of convertible notes payable, deferred income tax asset valuation allowances, and valuation of derivative liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All our non-interest-bearing cash balances were fully insured at August 31, 2021 and 2020. At August 31, 2021 there were no amounts held in excess of federally insured limits.

Accounts receivable and concentration of credit risk

The Company does not currently have a trade accounts receivable as all sales are either debt conversion, check or credit card for services or products and collected contemporaneously with the sale. Therefore, the Company has not recorded an allowance for doubtful accounts.

During the 9 months ended on August 31, 2021 and 2020, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 9% or more of the Company’s total revenue, respectively.

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

Furniture, equipment, and long-lived assets

Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

F-7

Index

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future debt conversion flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the undiscounted future debt conversion flows of the assets, the carrying amount would be reduced to the present value of their expected future debt conversion flows and an impairment loss would be recognized.

Basic and Diluted Loss per Share

Basic and diluted loss per share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

Revenue recognition

The Companies follow the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Companies record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of intangible and tangible product sales.

Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of August 31, 2021 and 2020, respectively.

Share Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair value. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). There were no grants awarded through this reporting period in 2021.

The Company issues common stock and common stock options and warrants to consultants for various services. For these transactions, the Company follows the guidance in FASB ASC Topic 505. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instrument is reached or (ii) the date at which the counterparty’s performance is complete.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-8

Index

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The Company’s financial instruments consist principally of debt conversion, accounts receivable, inventory, accounts payable and accrued liabilities notes payable, convertible promissory notes, and amounts due to related parties. Pursuant to ASC 820, the fair value of our debt conversion is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”. The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to Convertible Debentures for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could or require net debt conversion settlement, then the contract shall be classified as an asset or a liability.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of August 31, 2021, which consist of convertible instruments and rights to shares of the Company’s common stock, and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Goodwill

The Company recognizes goodwill for the excess of the purchase price over the fair value of the identifiable net assets of the business acquired. ASC 350 "Intangible Assets-Goodwill and Other", an impairment test for goodwill is undertaken by the Company at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

F-9

Index

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

NOTE 3. Stockholders’ Deficit

Capital stock authorized for the period ended 08/31/2021

7,999,000,000 common shares with a par value of $0.001 per share; and

1,000,000 preferred shares with a par value of $0.001 per share

Common share Issuances

During the month of February 2019, the Company issued 250,000,000 shares to Mr. Roland H Malo as part of the compensation he received for staying on with Advanced Satellite Systems, Inc.

During the month of February 2019, the Company converted a total of $16,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 338,000,000 shares of restricted common stock.

During the month of March 2019, the Company converted a total of $18,500.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 370,000,000 shares of restricted common stock.

During the month of April 2019, the Company converted a total of $15,000.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 300,000,000 shares of restricted common stock.

During the month of December 2020, the Company converted a total of $3,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 93,000,000 shares of common stock.

During the month of January 2021, the Company converted a total of $51,388.81 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 599,867,533 shares of common stock.

During the month of January 2021, the Company converted the partial monetary value of a consultants’ contract into 441,977,932 restricted common shares.

During the month of February 2021, the Company converted the partial monetary value of a consultants’ contract into 34,000,000 restricted common shares.

During the month of February, 2021, a shareholder converted 55,555 Series A shares into 55,555,000 restricted common shares. These common shares have an effective date of February 11, 2021 and are denoted as such in section 3A of this disclosure.

During the month of February 2021, the Company converted a total of $49,259.66 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 164,198,867 shares of common stock.

During the month of March, 2021, 23,574,570 restricted common shares were issued to appointed members of the board of directors.

During the month of March, 2021, preferred B shareholders converted 6,000 preferred shares into 30,000,000 restricted common shares.

During the month of March, 2021, the Company converted a total of $7,000.00 in convertible debt to an unaffiliated third-party accredited investor into 46,666,667 shares of common stock.

During the month of April, 2021, the company converted a total of $62,966 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 155,471,605 shares of common stock.

F-10

Index

During the month of May, 2021, the company restated a promissory note as convertible in the amount of $100,000.00. The holder, an unaffiliated third-party unaccredited investor converted the note principle and accrued interest owed into 400,000,000 restricted common shares. These common shares have an effective date of May 6, 2021 and are denoted as such in section 3A of this disclosure.

During the month of May, 2021, the company converted a total of $54,934.69 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 73,246,253 shares of common stock. These common shares have an effective date of May 6, 2021 and are denoted as such in section 3A of this disclosure.

During the month of May, 2021, a third-party accredited investor/noteholder cancelled and returned 155,471,605 common shares to the company due to a reversal of a third party note purchase.

During the month of May, 2021, 25,000,000 restricted common shares were issued to appointed members of the board of directors.

During the month of May, 2021, the company converted a total of $52,021.00 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 115,602,222 shares of common stock.

During the month of May, 2021, the company sold 40,000,000 shares of restricted common stock to an unaffiliated third-party accredited investor for $10,000.00. These common shares have an effective date of May 26, 2021 and are denoted as such in section 3A of this disclosure.

During the month of August, 2021, the company converted $41,666.66 of an officer’s salary into restricted common stock. The common shares have an effective date of August 9th, 2021 but were issued by the transfer agent on August 16, 2021 and are denoted as such in section 3A of this disclosure.

During the month of August, 2021, the company converted a total of $14,809.15 in convertible debt and accrued interest owed to an unaffiliated third-party unaccredited investor into 52,890,179 shares of restricted common stock. The common shares have an effective date of August 20th, 2021 but were issued by the transfer agent on August 25th, 2021 and are denoted as such in section 3A of this disclosure.

Preferred shares

Preferred stock authorized for the period ended 08/31/2021

The Company has 1,000,000 shares of preferred stock authorized of which 1,000,000 shares were designated in three series as follows:

i.	Series A Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series A Preferred”) – 100,000 shares authorized, 0 shares issued and outstanding; Each share of Series A Preferred is convertible into 1,000 restricted shares of common stock; Each share of Series A Preferred is convertible into 1,000 common share votes. Each Series A holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series A holders will not have any rights to vote separately as a series.
ii.	Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series B Preferred”) – 100,000 shares authorized, 53,688 shares issued and outstanding; Each share of Series B Preferred is convertible into 5,000 restricted shares of common stock; Each share of Series B Preferred is convertible into 5,000 common share votes. Each Series B holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series B holders will not have any rights to vote separately as a series.
iii.	Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series C Preferred”) – 800,000 shares authorized, 700,000 shares issued and outstanding; Each share of Series C Preferred is convertible into 100,000 common share votes, but is otherwise not convertible into common stock. Each Series C holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series C holders will not have any rights to vote separately as a series.

F-11

Index

iv.	The Company Preferred Stock has liquidation rights as follows: The Series A Preferred is senior in liquidation preference to all other series or classes of capital stock, preferred or common; the Series B Preferred is senior in liquidation preference to all series or classes of capital stock other than the Series A Preferred; the Series C Preferred is senior in liquidation preference to all classes of Common Stock.

Preferred shares issuances

No other preferred share issuances during fiscal years ended November 30, 2019, or 2020, or throughout the end of the period ending 08/31/2021

Warrants and Options

For the period ended August 31, 2021, and August 31, 2020 there were no outstanding stock options and warrants.

NOTE 4. Concentration Risk

The Company's financial instruments consist of debt conversion, accounts payable and accrued liabilities. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. Because of the short maturity and capacity of prompt liquidation of such assets and liabilities, the fair values of these financial instruments approximate their carrying values.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of debt conversion. The Company places its debt conversion with high credit quality financial institutions in the United States.  Bank deposits in the United States did not exceed federally insured limits as of August 31, 2021.

NOTE 5. Notes Payable

As of August 31, 2021, and August 31, 2020, total Debenture Notes Payable were $158,664 and $181,069, respectively.

On February 1st 2019 the company entered into a balloon note payable to Mr. Roland Malo for the purchase of Advanced Satellite Systems, Inc. in the amount of one hundred thousand dollars ($100,000).

During June, 2019 the company wrote off two debenture notes that had been reclassed as contingent liability. One was written off due to the note holder relinquishing their rights to the note, forgiving all debt related to the note including interest. The second contingent liability note was written off due to age. As of May 31, 2021 the balance of the remaining note is zero. The third contingent liability note was converted by the holder into common shared during the month of May, 2021.

During June 2021, the company negotiated an extinguishment of debt with a promissory note holder for the amount of $65,000.00. The note was held by Mr. Steven Budin, and was for the purchase of the assets of Naked Papers.

On August, 23rd, 2021 the company entered into a line of credit promissory note with a high credit limit of $75,000.00. The purpose of the line of credit is to pay for the company’s 2015, 2016 Audits, and other assorted company expenses. The funds are intended to fast track the company’s Audits and Reg A responses.

NOTE 6. Related party transactions

Our officers have from time-to-time lent money to the Company. At August 31, 2021 and August 31, 2020, our officers had a balance owed to them of $255,300 and $216,191 respectively. The balances do not bear interest and are due on demand.

NOTE 7. Commitments and Contingencies

None.

NOTE 8. Employment Contracts

In February 2020, the Company renewed its 5-year employment contract with William Sanchez, the Company’s chairman and Chief Executive Officer. Under the terms of the agreement, the Company is to compensate Mr. Sanchez $20,000 per month in addition to providing medical, dental, life and automobile insurance and an automobile allowance of $550 per month.

F-12

Index

NOTE 9. PROPERTY AND EQUIPMENT

The company did not have any depreciable fixed assets for the period ending August 31, 2021 and 2020, respectively.

NOTE 10. OTHER CURRENT ASSETS IN EXCESS OF 5% OF TOTAL CURRENT ASSETS FOR THE PERIOD ENDED 08/31/2021

MVNO pre-paid expense	$50,000
Directors - pre paid consulting agreements
Camille Whiddon	$20,833
Francis Flinn	$19,792
Patrick Wall	$19,792
Total 5% or greater line items	$110,417

NOTE 11. OTHER CURRENT LIABILITIES IN EXCESS OF 5% OF TOTAL CURRENT LIABILITIES FOR THE PERIOD ENDED 08/31/2021

Derivative Liability	$102,460
Credit Cards	$45,173
Due from subsidiary - Amgentech	($46,313)
Total 5% or greater line items	$101,320

NOTE 12. ACQUISITION OF ADVANCED SATELLITE SYSTEMS

During the first quarter of 2019, we entered into a definitive agreement to acquire Advanced Satellite Systems, Inc. (ASSI) in an all-cash transaction. The transaction closed on February 1, 2019, subsequent to our fiscal 2018 year-end. ASSI is a cable and internet service provider in Flagler and Volusia Counties, Florida. This acquisition is expected to expand our reach within the consumer facing infrastructure business, by enabling us to offer cable television and internet services. Upon completion of the acquisition, a promissory note in the amount of $100,000.00 will be issued to the prior owner, Mr. Roland Malo. Since the closing of this acquisition occurred subsequent to our fiscal year-end, the allocation of the purchase price to the underlying assets acquired and liabilities assumed is subject to a formal valuation process, which has not yet been completed. We will reflect the preliminary valuation of the net assets acquired and the operational results of ASSI beginning November 30, 2021.

The purchase price allocation will be finalized as soon as practicable within the measurement period, but not later than two years following the acquisition close date. Although the purchase price allocation for this acquisition and pro forma financial information is not yet available, we expect a substantial majority of the purchase price will be allocated to goodwill and acquisition-related developed technology and other identified intangible assets.

On February 1st, 2019, the company consummated a share purchase agreement with Mr. Roland Malo, a resident of Ormond Beach, FL. Under the terms of the share purchase agreement, the holder of Advanced Satellite Systems, Inc., received $100,000.00 for 85% or 85 of the 100 outstanding shares of Advanced Satellite Systems, Inc., a Florida Corporation.

As a result of this transaction, Telco Cuba, Inc. became the majority shareholder of Advanced Satellite Systems, Inc. and Advanced Satellite Systems, Inc. became a subsidiary of Telco Cuba, Inc. The transaction provided Telco Cuba, Inc. with an inroad into the cable and internet business.

On February 1st, 2019, Mr. Roland Malo resigned from his position as president, and manager of Advanced Satellite Systems, Inc. and Mr. William J Sanchez was appointed as president and manager.

In accordance with Accounting Standards Codification (“ASC”) 805-10-50, Business Combinations Telco Cuba, Inc. was the acquirer for financial reporting purposes and Advanced Satellite Systems, Inc. was the acquired company.

F-13

Index

The following table summarizes the assets acquired and liabilities assumed from the acquisition transaction:

Cash	13,741
Accounts receivable	5,328
Other assets	900
Property and equipment	8,701
Goodwill	350,000
Liabilities	(73,452)
Total	$305,218

In accordance with “acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the acquisition will be consolidated with the historical financial statements of Advanced Satellite Systems, Inc. prior to the acquisition in all future filings with the SEC, beginning with our year ended, November 30, 2021 financial disclosure.

Unaudited Pro Forma a Financial Information:

The unaudited pro forma consolidated statements of operations give effect to the acquisition as if it occurred at the beginning of 2019. These unaudited pro forma consolidated statements of operations are prepared by management for informational purposes and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not taken as representative of future consolidated results of operations of the Company:

	(actual)	Year Ended 11/30/2019	(proforma)
NET REVENUES:
Revenues, net	$82,999	$305,587	$388,586
TOTAL NET REVENUES	82,999	305,587	388,586
COST OF GOODS SOLD:
Cost of goods sold	200	90,934	91,134
TOTAL COST OF GOODS SOLD	200	90,934	91,134
GROSS PROFIT (LOSS)	82,799	214,653	297,452
OPERATING EXPENSES:
General and administrative expenses	169,002	73,791	242,793
Depreciation and amortization	—	4,464	4,464
Impairment of goodwill	—	—
Payroll and related expenses	—	111,676	111,676
TOTAL OPERATING EXPENSES	169,002	189,931	358,933
INCOME FROM OPERATIONS	(86,203)	24,722	(61,481)
OTHER EXPENSE:
Interest expense, net	(29,018)	(8,161)	(37,179)
TOTAL OTHER EXPENSE	(29,018)	(8,161)	(37,179)
OTHER INCOME:
Other income	113,640	21	113,662
TOTAL OTHER INCOME	113,640	21	113,662
NET PROFIT	$(1,581)	$16,582	$15,002

F-14

Index

NOTE 13. SEGMENT REPORTING

Pursuant to ASC 805-10-50-2(h), we are disclosing the revenue and earnings of Advanced Satellite Systems, Inc.

	For the 9 Months Ended August 31, 2021	For the year ended November 30, 2020	For the year ended November 30, 2019
Revenues:
Net Sales	$175,955	$218,705	$305,587
Total revenues	$175,955	$218,705	$305,587
Cost of Sales:
Cost of Goods Sold	$10,531	$220,688	$153,297
Expenses	192,383	85,826	120,309
Total cost of sales	$202,914	$306,514	$273,606
(Loss) Income from Operations:
Net (Loss) Income	$(19,459)	$(361,223)	$16,581
Total (Loss) Income from operations	$(19,459)	$(361,223)	$16,581

 NOTE 14. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, current liabilities exceeded current assets. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 15. EVENTS

Current events

During the month of February 2019, the Company issued 250,000,000 shares to Mr. Roland H Malo as part of the compensation he received for staying on with Advanced Satellite Systems, Inc.

During the month of February 2019, the Company converted a total of $16,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 338,000,000 shares of restricted common stock.

During the month of March 2019, the Company converted a total of $18,500.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 370,000,000 shares of restricted common stock.

During the month of April 2019, the Company converted a total of $15,000.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 300,000,000 shares of restricted common stock.

During the month of December 2020, the Company converted a total of $3,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 93,000,000 shares of common stock.

During the month of January 2021, the Company converted a total of $51,388.81 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 599,867,533 shares of common stock.

During the month of January 2021, the Company converted the partial monetary value of a consultants’ contract into 441,977,932 restricted common shares.

During the month of February 2021, the Company converted the partial monetary value of a consultants’ contract into 34,000,000 restricted common shares.

F-15

Index

During the month of February, 2021, a shareholder converted 55,555 Series A shares into 55,555,000 restricted common shares. These common shares have an effective date of February 11, 2021 and are denoted as such in section 3A of this disclosure.

During the month of February 2021, the Company converted a total of $49,259.66 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 164,198,867 shares of common stock.

During the month of March, 2021, 23,574,570 restricted common shares were issued to appointed members of the board of directors.

During the month of March, 2021, preferred B shareholders converted 6,000 preferred shares into 30,000,000 restricted common shares.

During the month of March, 2021, the Company converted a total of $7,000.00 in convertible debt to an unaffiliated third-party accredited investor into 46,666,667 shares of common stock.

During the month of April, 2021, the company converted a total of $62,966 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 155,471,605 shares of common stock.

During the month of May, 2021, the company restated a promissory note as convertible in the amount of $100,000.00. The holder, an unaffiliated third-party unaccredited investor converted the note principle and accrued interest owed into 400,000,000 restricted common shares. These common shares have an effective date of May 6, 2021 and are denoted as such in section 3A of this disclosure.

During the month of May, 2021, the company converted a total of $54,934.69 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 73,246,253 shares of common stock. These common shares have an effective date of May 6, 2021 and are denoted as such in section 3A of this disclosure.

During the month of May, 2021, a third-party accredited investor/noteholder cancelled and returned 155,471,605 common shares to the company due to a reversal of a third party note purchase.

During the month of May, 2021, 25,000,000 restricted common shares were issued to appointed members of the board of directors.

During the month of May, 2021, the company converted a total of $52,021.00 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 115,602,222 shares of common stock.

During the month of May, 2021, the company sold 40,000,000 shares of restricted common stock to an unaffiliated third-party accredited investor for $10,000.00. These common shares have an effective date of May 26, 2021 and are denoted as such in section 3A of this disclosure.

During the month of August, 2021, the company converted $41,666.66 of an officer’s salary into restricted common stock. The common shares have an effective date of August 9th, 2021 but were issued by the transfer agent on August 16, 2021.

During the month of August, 2021, the company converted a total of $14,809.15 in convertible debt and accrued interest owed to an unaffiliated third-party unaccredited investor into 52,890,179 shares of restricted common stock. The common shares have an effective date of August 20th, 2021 but were issued by the transfer agent on August 25th, 2021.

On August, 23rd, 2021 the company entered into a line of credit promissory note with a high credit limit of $75,000.00. The purpose of the line of credit is to pay for the company’s 2015, 2016 Audits, and other assorted company expenses. The funds are intended to fast track the company’s Audits and Reg A responses.

F-16

Index

NOTE 16. Subsequent Events

During the month of September, 2021, the company converted a total of $99,156 in convertible debt and accrued interest owed to an unaffiliated third-party unaccredited investor into 330,520,000 shares of unrestricted common stock.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

F-17

Index

F-18

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED BALANCE SHEET

	For the Year Ended	For the Year Ended
	November 30, 2020	November 30, 2019

Current Assets
Cash	$12,312	6,420
Accounts receivable	17,604	19,615
Inventories	55,950	55,950
Prepaid expenses and other current assets	83,250	673,250
Total current assets	$169,116	755,235

Fixed Assets, Net	$32,174	21,273
Other Assets
Investment in subsidiary	98,900
Goodwill	365,000
Software and Other Assets	—
Total other assets	$463,900

Total assets	$665,190	776,508

Current Liabilities
Accounts payable and accrued expenses	98,783	154,063
Convertible notes payable	207,739
Related party, loan and payroll		126,605
Short term notes payable	162,500	100,000
Other current liabilities	574,132	283,729
Total Current Liabilities	$1,043,154	664,397

Long Term Liabilities
EIDL Loan	$68,400
Contingent liabilities	54,061	54,061
Long term notes payable		181,069
Total Long Term Liabilities	$122,461	235,130

Total Liabilities	$1,165,615	899,527

Shareholders' Equity
Preferred A: $.001 par value; 100,000 shares authorized; 55,555 issued and outstanding at November 30 2019 and November 30 2020, respectively	56	56
Preferred B: $.001 par value; 100,000 shares authorized; 59,688 and 59,688 issued and outstanding at November 30 2019 and November 30 2020, respectively	60	60
Preferred C: $.001 par value; 800,000 shares authorized; 700,000 issued and outstanding at November 30 2019 and November 30 2020, respectively	700	700
Common stock, $.001 par value; 7,999,000,000 shares authorized; 4,676,151,986 and 4,676,151,986 shares issued and outstanding at November 30 2019 and November 30 2020, respectively	4,676,152	4,676,152
Additional & paid-in-capital	(4,094,047)	(4,094,047)
Distributions	(56,926)	(57,819)
Net Income	(361,223)	15,001
Accumulated deficit	(665,195)	(663,121)
Total shareholders' equity	$(500,423)	(123,019)
Total liabilities and shareholders' equity	$665,192	776,508

F-19

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended	For the Year Ended
	November 30, 2020	November 30, 2019
Revenue
Gross Sales	$253,307	388,585
Cost of Sales	$220,713	153,497
Net Sales	$32,594	235,088

Operating expenses
Marketing and advertising	184	959
General and administrative	332,146	288,351
Total operating expenses	$332,330	289,310

Net (Loss) before income taxes	$(299,736)	(54,222)

Total Other Income	$666	113,662

Other Expenses	234	44,439
Interest Expense	19,908
Reclassification of Debt	19,671
Change in derivative fair value	22,340	—
Total Other Expenses	$62,153	69,223

Net Other (Loss)	$(61,487)	44,439

Net (Loss) Profit	$(361,223)	15,001

Weighted average number of shares outstanding	4,676,151,986	4,676,151,986

Basic and diluted net income/(loss) per share	$0.0001	0.000

F-20

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Year Ended
	November 30, 2020	November 30, 2019
Cash flow from operating activities:
Net (Loss)	$(361,223)	15,001
Adjustments to reconcile net loss to net cash from operating activities:
(Decrease) Increase in accounts payables	(5,929)	874
Increase (Decrease) in accounts receivable	2,011	(165,977)
Accrued Interest	19,908	20,276
Change in fair value of derivative	22,340	—
Convertible notes	26,671	38,600
Credit card Payables	(4,645)	—
Depreciation and amortization	1,203	4,464
Related party, payroll	110,776	91
Due to Subsidiary	1,500	—
Loan	109,100	—
Promissory Note R. Malo	(10,000)	100,000
Prepaid	125,000	—
Promissory note issued	—	—
Security Deposits	—	(100)
Net cash provided by (used in) operating activities	$36,712	13,229

Cash flows from investing activities:
Computer Software	—	(4,200)
Computer equipment	(12,144)	(1,454)
Investment in subsidiary	—	(100,000)
Distribution	—	(21,422)
Goodwill	—	(350,000)
Net cash used in investing activities:	$(12,144)	(477,076)

Cash flows from financing activities:
Contingent Liability		(104,708)
Proceeds of loan	10,882	3,679
Distributions	(29,558)	(21,388)
Additional Paid in Capital		(672,600)
Issuance of Common Stock	—	1,258,000
Net cash provided by financing activities	$(18,676)	462,983

Net cash increase for period	5,892	(864)

Cash and cash equivalents at beginning of period	6,420	7,284

Cash and cash equivalents at end of period	$12,312	6,420

Non-cash investing and financing activities:
Stock issued in connection with conversion of debentures	$—	$50,400
Common stock issued upon conversion of notes payable	—	—
Common stock issued for settlement of accrued expense	—	—
Common stock issued for professional services	—	$250,000
Conversion of series B preferred stock to common stock	—	—
Conversion of series A preferred stock to common stock	—	—
Additional Paid in Capital adjustments due to interest write-off	—	—

F-21

Index

Telco Cuba, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Preferred A Stock		Preferred B Stock		Preferred C Stock		Common Stock			Additional		Total
	$.001 Par Value		$.001 Par Value		$.001 Par Value		$.001 Par Value		Distributions	Paid-In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Capital	Earnings	Equity/Deficit

Balance @ November 30, 2018	55,555	$56	59,688	$60	700,000	$700	3,418,151,986	$3,418,152	$—	$(3,387,821)	$(705,652)	$(678,796)

Common stock issued in reduction of debt							338,000,000	$338,000		$(321,100)		$16,900

Conversion of Preferred B to common												$—

Common stock issued for consulting							250,000,000	$250,000		$—		$250,000

Distributions									$(19,130)			$(19,130)

Adjustment to retained earnings										$(26,344)	$(6,081)	$(32,425)

Changes in APIC										$351,844

Net Profit											$27,536	$27,536

Balance @ February 28, 2019	55,555	$56	59,688	$60	700,000	$700	4,006,151,986	$4,006,152	$(19,130)	$(3,387,712)	$(684,197)	$(84,072)

Common stock issued in reduction of debt							670,000,000	$670,000		$(636,500)		$33,500

Distributions									$(8,729)			$(8,729)

Net Profit											$11,267	$11,267

Balance @ May 31, 2019	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(27,859)	$(4,024,212)	$(672,930)	$(48,035)

Changes in APIC										$151,128		$151,128

Adjustment to retained earnings due to cancelled notes											$(99,767)	$(99,767)

Distributions									$(11,799)			$(11,799)
												$—
Net Profit											$2,908	$2,908

Balance @ August 31, 2019	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(39,658)	$(3,873,084)	$(769,789)	$(5,564)

Changes in APIC										$(220,963)		$(220,963)
												$—
Adjustment to retained earnings											$106,668	$106,668

Distributions									$(18,161)			$(18,161)

Net Profit											$15,001	$15,001

Balance @ November 30, 2019	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(57,819)	$(4,094,047)	$(648,120)	$(123,018)

Adjustment to retained earnings											$78,679	$78,679

Distributions									$23,279			$23,279

Net Profit											$(232,413)	$(232,413)

Balance @ February 29, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(34,540)	$(4,094,047)	$(801,854)	$(253,473)

Adjustment to retained earnings											$(99,206)	$(99,206)

Distributions									$(3,935)			$(3,935)

Net Profit											41,873	$41,873

Balance @ May 31, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(38,475)	$(4,094,047)	$(859,187)	$(314,741)

Adjustment to retained earnings											$245,465	$245,465

Distributions									$(11,600)			$(11,600)

Net Profit											(286,173)	$(286,173)

Balance @ August 31, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(50,075)	$(4,094,047)	$(899,895)	$(367,049)

Adjustment to retained earnings											$(51,473)	$(51,473)

Distributions									$(6,851)			$(6,851)

Net Profit											(75,050)	$(75,050)

Balance @ November 30, 2020	55,555	$56	59,688	$60	700,000	$700	4,676,151,986	$4,676,152	$(56,926)	$(4,094,047)	$(1,026,418)	$(500,423)

F-22

Index

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Organization

Telco Cuba, Inc. (f/k/a Amgentech Holdings, Inc., f/k/a CaerVision Global, Inc., f/k/a American Mineral Group Minerals Inc., f/k/a Sungro Minerals, Inc.) (the "Company") was incorporated in the State of Nevada on August 10, 2007. Up until June 12, 2015, the company was previously engaged in the exploration, development, and acquisition of mineral properties.

Telco Cuba, Inc. (QBAN) is a company incorporated under the laws of Nevada in 2007. The company is amassing a portfolio of high value companies in the technology, telecom, and cannabis space. Telco Cuba, Inc. currently has three subsidiaries, Amgentech, Inc., offering collocation, hosting, software development, and technology consulting services in the South Florida area, Naked Papers Brand, Inc. which sells a transparent cellulose-based eucalyptus tobacco rolling paper, and Advanced Satellite Systems, Inc. a provider in Volusia County Florida of Cable Television, Internet Service, and Telephone Service.

Telco Cuba, Inc. is continuing its search of acquisition candidates in the technology, telecommunication space and in the cannabis space.

During the first quarter 2018, the company acquired the assets of Naked Papers and is currently selling the product under its brand name, Naked Papers under the subsidiary, Naked Papers Brand, Inc., incorporated in the state of Florida.

During the first quarter 2019, the company acquired Advanced Satellite Systems, Inc. and all of its assets, and is continuing to offer its services under the Advanced Cable service mark. Advanced Satellite Systems, Inc, is incorporated in the state of Florida and is registered as a subsidiary of Telco Cuba, Inc.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management plans to raise debt conversion from public or private debt or equity financing, on an as needed basis. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

Change in reporting venue

Effective April 20, 2017, the Company filed a Form 15g with the SEC withdrawing from the obligation to file reports going forward.

In April 2017, the Company filed for reporting on the OTC Markets Alternative News and Reporting Service.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Principles and Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year end is November 30.

These statements should be read in conjunction with our Annual Report.

The significant accounting policies followed are:

Principles of Consolidation

The consolidated financial statements include the accounts of Telco Cuba, Inc. (parent) and Amgentech, Inc., Naked Papers Brands, Inc., and Advanced Satellite Systems, Inc. our wholly owned subsidiaries which has common ownership and management. All intercompany balances and transactions have been eliminated.

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Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Included in these estimates are assumptions about collection of accounts receivable, impairment of intangibles, useful life of property and equipment, stock-based compensation, beneficial conversion of convertible notes payable, deferred income tax asset valuation allowances, and valuation of derivative liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All our non-interest-bearing cash balances were fully insured at November 30, 2020 and 2019. At November 30, 2020 there were no amounts held in excess of federally insured limits.

Accounts receivable and concentration of credit risk

The Company does not currently have a trade accounts receivable as all sales are either debt conversion or credit card for services or products and collected contemporaneously with the sale. Therefore, the Company has not recorded an allowance for doubtful accounts.

During the year ended November 30, 2020 and 2019, 7.9% and 5% respectively of our revenue was concentrated in one customer.

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

Furniture, equipment, and long-lived assets

Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

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The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future debt conversion flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the undiscounted future debt conversion flows of the assets, the carrying amount would be reduced to the present value of their expected future debt conversion flows and an impairment loss would be recognized.

Basic and Diluted Loss per Share

Basic and diluted loss per share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

Revenue recognition

The Companies follow the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Companies record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of intangible and tangible product sales.

Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of August 31, 2020 and 2019, respectively.

Share Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair value. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). There were no grants awarded through this reporting period in 2020.

The Company issues common stock and common stock options and warrants to consultants for various services. For these transactions, the Company follows the guidance in FASB ASC Topic 505. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instrument is reached or (ii) the date at which the counterparty’s performance is complete.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

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Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The Company’s financial instruments consist principally of debt conversion, accounts receivable, inventory, accounts payable and accrued liabilities note payable, convertible promissory notes, and amounts due to related parties. Pursuant to ASC 820, the fair value of our debt conversion is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”. The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to Convertible Debentures for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could or require net debt conversion settlement, then the contract shall be classified as an asset or a liability.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of November 30, 2020, which consist of convertible instruments and rights to shares of the Company’s common stock, and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Goodwill

The Company recognizes goodwill for the excess of the purchase price over the fair value of the identifiable net assets of the business acquired. ASC 350 "Intangible Assets-Goodwill and Other", an impairment test for goodwill is undertaken by the Company at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

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Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

NOTE 3. Stockholders’ Deficit

Capital stock authorized for the period ended 11/30/2020

7,999,000,000 common shares with a par value of $0.001 per share; and

1,000,000 preferred shares with a par value of $0.001 per share

Common share Issuances

During the month of February 2019, the Company converted a total of $16,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 338,000,000 shares of restricted common stock.

During the month of February 2019, the Company issued 250,000,000 shares to Mr. Roland H Malo as part of the compensation he received for staying on with Advanced Satellite Systems, Inc.

During the month of March 2019, the Company converted a total of $18,500.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 370,000,000 shares of restricted common stock.

During the month of April 2019, the Company converted a total of $15,000.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 300,000,000 shares of restricted common stock.

Preferred shares

Preferred stock authorized for the period ended 11/30/2020

The Company has 1,000,000 shares of preferred stock authorized of which 1,000,000 shares were designated in three series as follows:

i.	Series A Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series A Preferred”) – 100,000 shares authorized, 55,555 shares issued and outstanding; Each share of Series A Preferred is convertible into 1,000 restricted shares of common stock; Each Series A holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series A holders will not have any rights to vote separately as a series.
ii.	Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series B Preferred”) – 100,000 shares authorized, 59,688 shares issued and outstanding; Each share of Series B Preferred is convertible into 5,000 restricted shares of common stock; Each Series B holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series B holders will not have any rights to vote separately as a series.
iii.	Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series C Preferred”) – 800,000 shares authorized, 700,000 shares issued and outstanding; Each share of Series C Preferred is convertible into 100,000 common share votes, but is otherwise not convertible into common stock. Each Series C holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series C holders will not have any rights to vote separately as a series.
iv.	The Company Preferred Stock has liquidation rights as follows: The Series A Preferred is senior in liquidation preference to all other series or classes of capital stock, preferred or common; the Series B Preferred is senior in liquidation preference to all series or classes of capital stock other than the Series A Preferred; the Series C Preferred is senior in liquidation preference to all classes of Common Stock.

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Preferred shares issuances

No preferred share issuances during fiscal years ended November 30, 2018, or 2019, or during the end of the period ending 11/30/2020.

Warrants and Options

For the period ended November 30, 2020, and November 30, 2019 there were no outstanding stock options and warrants.

NOTE 4. Concentration Risk

The Company's financial instruments consist of debt conversion, accounts payable and accrued liabilities. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. Because of the short maturity and capacity of prompt liquidation of such assets and liabilities, the fair values of these financial instruments approximate their carrying values.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of debt conversion. The Company places its debt conversion with high credit quality financial institutions in the United States.  Bank deposits in the United States did not exceed federally insured limits as of November 30, 2020.

NOTE 5. Notes Payable

As of November 30, 2020, and November 30, 2019, total Debenture Notes Payable were $207,739.15 and $181,069, respectively. Increase of note balance on 11/30/2020 is due to reclassing interest to principle on the EMA Financial Debenture note and a reimbursement to MAMMOTH CORPORATION being reclassed as a convertible note due to holder opting for the debt to be reclassed per contract signed during August, 2017.

On February 1st 2019 the company entered into a balloon note payable to Mr. Roland Malo for the purchase of Advanced Satellite Systems, Inc. in the amount of one hundred thousand dollars ($100,000).

During June, 2019 the company wrote off two notes that had been reclassed as contingent liability. One was written off due to the note holder relinquishing its rights to the note, forgiving all debt related to the note including interest. The second contingent liability note was written off due to age. As of August 31, 2020, the balance of the reclassed debenture notes is $54,060.

NOTE 6. Related party transactions

Our officers have from time-to-time lent money to the Company. At November 30, 2020 and November 30, 2019, our officers had a balance owed to them of $247,637 and $160,605 respectively. The balances do not bear interest and are due on demand.

NOTE 7. Commitments and Contingencies

None.

NOTE 8. Employment Contracts

In February 2020, the Company renewed its 5-year employment contract with William Sanchez, the Company’s chairman and Chief Executive Officer. Under the terms of the agreement, the Company is to compensate Mr. Sanchez $20,000 per month in addition to providing medical, dental, life and automobile insurance and an automobile allowance of $550 per month.

NOTE 9. PROPERTY AND EQUIPMENT

The company did not have any depreciable fixed assets for the period ending November 30, 2020 and November 30, 2019, respectively.

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NOTE 10. OTHER CURRENT ASSETS IN EXCESS OF 5% OF TOTAL CURRENT ASSETS FOR THE PERIOD ENDED 11/30/2020

MVNO pre-paid expense	$50,000
Roland Malo - pre paid consulting agreement	$31,250
Total 5% or greater line items	$81,250

NOTE 11. OTHER CURRENT LIABILITIES IN EXCESS OF 5% OF TOTAL CURRENT LIABILITIES FOR THE PERIOD ENDED 11/30/2020

SBA EIDL Loan	$64,620
Due to officers	$247,637
Derivative Liability	$184,872
Accrued Interest	$101,192
Total 5% or greater line items	$574,132

NOTE 12. ACQUISITION OF ADVANCED SATELLITE SYSTEMS

During the first quarter of 2019, we entered into a definitive agreement to acquire Advanced Satellite Systems, Inc. (ASSI) in an all-cash transaction. The transaction closed on February 1, 2019, subsequent to our fiscal 2018 year-end. ASSI is a cable and internet service provider in Flagler and Volusia Counties, Florida. This acquisition is expected to expand our reach within the consumer facing infrastructure business, by enabling us to offer cable television and internet services. Upon completion of the acquisition, a promissory note in the amount of $100,000.00 will be issued to the prior owner, Mr. Roland Malo. Since the closing of this acquisition occurred subsequent to our fiscal year-end, the allocation of the purchase price to the underlying assets acquired and liabilities assumed is subject to a formal valuation process, which has not yet been completed. We will reflect the preliminary valuation of the net assets acquired and the operational results of ASSI beginning November 30, 2021.

The purchase price allocation will be finalized as soon as practicable within the measurement period, but not later than two years following the acquisition close date. Although the purchase price allocation for this acquisition and pro forma financial information is not yet available, we expect a substantial majority of the purchase price will be allocated to goodwill and acquisition-related developed technology and other identified intangible assets.

On February 1st, 2019, the company consummated a share purchase agreement with Mr. Roland Malo, a resident of Ormond Beach, FL. Under the terms of the share purchase agreement, the holder of Advanced Satellite Systems, Inc., received $100,000.00 for 85% or 85 of the 100 outstanding shares of Advanced Satellite Systems, Inc., a Florida Corporation.

As a result of this transaction, Telco Cuba, Inc. became the majority shareholder of Advanced Satellite Systems, Inc. and Advanced Satellite Systems, Inc. became a subsidiary of Telco Cuba, Inc. The transaction provided Telco Cuba, Inc. with an inroad into the cable and internet business.

On February 1st, 2019, Mr. Roland Malo resigned from his position as president, and manager of Advanced Satellite Systems, Inc. and Mr. William J Sanchez was appointed as president and manager.

In accordance with Accounting Standards Codification (“ASC”) 805-10-50, Business Combinations Telco Cuba, Inc. was the acquirer for financial reporting purposes and Advanced Satellite Systems, Inc. was the acquired company.

The following table summarizes the assets acquired and liabilities assumed from the acquisition transaction:

Cash	13,741
Accounts receivable	5,328
Other assets	900
Property and equipment	8,701
Goodwill	350,000
Liabilities	(73,452)
Total	$305,218

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In accordance with “acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the acquisition will be consolidated with the historical financial statements of Advanced Satellite Systems, Inc. prior to the acquisition in all future filings with the SEC, beginning with our year ended, November 30, 2021 financial disclosure.

Unaudited Pro Forma Financial Information:

The unaudited pro forma consolidated statements of operations give effect to the acquisition as if it occurred at the beginning of 2019. These unaudited pro forma consolidated statements of operations are prepared by management for informational purposes and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results of operations of the Company:

	(actual)	Year Ended 11/30/2019	(proforma)
NET REVENUES:
Revenues, net	$82,999	$305,587	$388,586
TOTAL NET REVENUES	82,999	305,587	388,586
COST OF GOODS SOLD:
Cost of goods sold	200	90,934	91,134
TOTAL COST OF GOODS SOLD	200	90,934	91,134
GROSS PROFIT (LOSS)	82,799	214,653	297,452
OPERATING EXPENSES:
General and administrative expenses	169,002	73,791	242,793
Depreciation and amortization	—	4,464	4,464
Impairment of goodwill	—	—
Payroll and related expenses	—	111,676	111,676
TOTAL OPERATING EXPENSES	169,002	189,931	358,933
INCOME FROM OPERATIONS	(86,203)	24,722	(61,481)
OTHER EXPENSE:
Interest expense, net	(29,018)	(8,161)	(37,179)
TOTAL OTHER EXPENSE	(29,018)	(8,161)	(37,179)
OTHER INCOME:
Other income	113,640	21	113,662
TOTAL OTHER INCOME	113,640	21	113,662
NET PROFIT	$(1,581)	$16,582	$15,002

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Index

NOTE 13. SEGMENT REPORTING

Pursuant to ASC 805-10-50-2(h), we are disclosing the revenue and earnings of Advanced Satellite Systems, Inc.

	For the 9 Months Ended August 31, 2021	For the year ended November 30, 2020	For the year ended November 30, 2019
Revenues:
Net Sales	$175,955	$218,705	$305,587
Total revenues	$175,955	$218,705	$305,587

Cost of Sales:
Cost of Goods Sold	$10,531	$220,688	$153,297
Expenses	192,383	85,826	120,309
Total cost of sales	$202,914	$306,514	$273,606

(Loss) Income from Operations:
Net (Loss) Income	$(19,459)	$(361,223)	$16,581
Total (Loss) Income from operations	$(19,459)	$(361,223)	$16,581

NOTE 14. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, current liabilities exceeded current assets. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 15. EVENTS

Current events

During the first quarter 2019, the company acquired Advanced Satellite Systems, Inc. and all of its assets, and is continuing to offer its services under the Advanced Cable service mark. Advanced Satellite Systems, Inc, is incorporated in the state of Florida and is registered as a subsidiary of Telco Cuba, Inc.

During the month of February 2019, the company issued a promissory note in the amount of $100,000.00 to purchase Advanced Satellite Systems, Inc.

During the month of February 2019, the Company converted a total of $16,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 338,000,000 shares of restricted common stock.

During the month of May 2019, JMZ Alliance forgave all debt owed to JMZ Alliance by Telco Cuba, Inc. The note securing the debt as well as all interest was forgiven by JMZ.

During the month of March 2019, the Company converted a total of $18,500.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 370,000,000 shares of restricted common stock.

During the month of April 2019, the Company converted a total of $15,000.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 300,000,000 shares of restricted common stock.

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During the month of October 2019, the Company entered into an advisory agreement with Green Tree financial services which will advise and perform all of the necessary actions necessary to bring a form 1-A “RegA” offering to market. The fund-raising offering is intended to provide the funds to retire the remaining convertible debenture debt and for further acquisitions. As part of the agreement, a promissory note in the amount of $65,000.00 was provided. Funds for paying for the advisory contract/note are to come from the Reg A raise.

NOTE 16. Subsequent Events

During the month of December 2020, the Company converted a total of $3,900.00 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 93,000,000 shares of common stock.

During the month of January 2021, the Company converted a total of $51,388.81 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 599,867,533 shares of common stock.

During the month of February 2021, the Company converted a total of $49,259.66 in convertible debt and accrued interest owed to unaffiliated third-party accredited investors in 164,198,867 shares of common stock.

During the month of February 2021, the Company converted the monetary value of a consultants’ contract into 475,977,932 restricted common shares.

During the month of March, 2021, a shareholder converted 55,555 Series A shares into 55,555,000 restricted common shares.

During the month of March, 2021, a shareholder converted 3,000 Preferred B shares into 15,000,000 restricted common shares.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

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TELCO CUBA, INC.

300,000,000 SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is February 28, 2022

41

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17

Number	Description of Exhibit

2.1	Articles of Incorporation
2.2	Bylaws*
4.1	Form of Subscription Agreement*
10.1	Employment Contract with William Sanchez*
10.2	Contract with Jace, Inc.**
12	Opinion re legality*

*	previously filed, Reg A dated August 18, 2021
**	previously filed, Reg A Amendment #2 filed February 1, 2022

42

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ormond Beach, FL, on the 28th day of February, 2022.

TELCO CUBA, INC.

By:	/s/ William Sanchez
William Sanchez
President, CEO, CFO and Director

This offering statement has been signed by the following person in the capacities indicated on February 28, 2022.

By:	/s/ William Sanchez
William Sanchez
President, CEO, CFO and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

By:	/s/ Francis X. Flinn
Francis X. Flinn
Director

By:	/s/ Camille Whiddon
Camille Whiddon
Director

By:	/s/ Patrick T. Wall
Patrick T. Wall
Director

By:	/s/Sayis Tequia
Sayis Tequia
Director

43